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                                                                   Exhibit 10.36

                        OFFICE BUILDING LEASE AGREEMENT

                      744 BROAD STREET, NEWARK, NEW JERSEY

LANDLORD: 744 ELROY INVESTORS LLC

TENANT: BROADVIEW NETWORKS HOLDINGS, INC.

DATED: AS MARCH 15, 2000
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                               TABLE OF CONTENTS

Article      Description
-------      -----------

1.    Definitions and Basic Provisions

2.    Lease Grant

3.    Rent

4.    Increases in Base Rent

5.    Landlord's Obligations

6.    Intentionally Deleted

7.    Permitted Use

8.    Tenant's Repairs and Alterations

9.    Subletting and Assigning

10.   Indemnity

11.   Subordination and Mortgagee's Right to Cure Landlord's Defaults

12.   Rules and Regulations

13.   Inspection

14.   Condemnation

15.   Casualty

16.   Holding Over

17.   Taxes on Tenant's Property

18.   Events of Default

19.   Remedies

20.   Attorneys' Fees

21.   Security Interest

22.   Liens

23.   Waiver of Subrogation


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24.   Tenant's Insurance

25.   Brokerage

26.   Building Name

27.   Estoppel Certificates

28.   Notices

29.   Force Majeure

30.   Severability

31.   Amendments; Binding Effect

32.   Quiet Enjoyment

33.   Gender

34.   Joint and Several Liability

35.   Captions

36.   Exhibits and Attachments

37.   No Joint Venture

38.   Time of the Essence

39.   Evidence of Authority

40.   Governing Law

41.   Entire Agreement

42.   Exculpation

43.   Covenants are Independent

44.   Right to Relocate.

45.   Hazardous Materials

46.   Effect of Conveyance

47.   Easements

48.   Waiver of Right of Redemption


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49.   Waiver of Trial by Jury

50.   Interpretation

51.   No Recordation of Lease

52.   Electric Current

53.   Intentionally Deleted

54.   Tenant's Work

55.   Cleaning

56.   Guaranty

57.   Landlord's Managing Agent

58.   Cancellation

59.   Option to Renew

60.   Right of First Refusal

61.   Arbitration

62.   Generator

63.   Satellite Dish

64.   Letter of Credit

65.   Other Definitions

EXHIBIT "A" ................................................ Outline of Premises

EXHIBIT "B" ......................................... Memorandum Confirming Term

EXHIBIT "C" .............................................. Rules and Regulations

EXHIBIT "D" ................................................. Special Provisions

EXHIBIT "E" ........................................ Work Letter [If applicable]

EXHIBIT "F" ........................................................... Guaranty

EXHIBIT "G" ............................................ Cleaning Specifications


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                        OFFICE BUILDING LEASE AGREEMENT

                      744 BROAD STREET, NEWARK, NEW JERSEY

      This Office Building Lease Agreement (the "Lease") is entered into as of the 15th day of March, 2000 by and between 744 ELROY INVESTORS LLC ("Landlord" or "Owner"), c/o CRG MANAGEMENT, LLC, 1330 Avenue of the Americas, 25th Floor, New York, New York 10019 and BROADVIEW NETWORKS HOLDINGS, INC., a corporation, with offices at 45-18 Court Square, Long Island City, New York 11101 ("Tenant").

                                   WITNESSETH:

      1. Definitions and Basic Provisions. Certain definitions and provisions (the "Basic Lease Information") of this Lease are:

         1.1 Lease Date:         March 1,2000

         1.2 Tenant:             BROADVIEW NETWORKS HOLDINGS, INC.

         1.3 Tenants Address:    744 Broad Street, Suite 10th Floor
                                 Newark, New Jersey 07102

             Contact:
             Telephone:

         1.4 Landlord:           744 Elroy Investors LLC

         1.5 Landlord's Address: c/o CRC Management, LLC
                                 1330 Avenue of the Americas
                                 25th Floor
                                 New York, New York 10019
                                 Attn.: Arthur R. Stern

            1.6 Premises: A portion of the tenth (10th) floor ("Premises" or "Demised Premises") in the office building located at 744 Broad Street, Newark, New Jersey 07102 (the "Building"), known as "744 Broad Street". Premises #1 and Premises #2, both as defined hereinafter, are referred to collectively as the "Premises" or the "Demised Premises". The Building and the land upon which it is situated are herein sometimes collectively called the "Project". No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, notwithstanding anything to the contrary contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease. Landlord makes no representation as to the location of the property line of the Building.

            1.7 Lease Term: The term of the Lease for Premises #1 (as hereinafter defined) shall commence upon vacant delivery of possession of the Premises #1 and the date landlord has substantially completed that portion of Landlord's Work [as hereinafter defined] described in sections [ii] and [iii] of Exhibit "E", subject to adjustment provided in the Lease (the "Commencement Date #1"), and shall expire on the Lease Expiration Date (as hereinafter defined). If Commencement Date #1 is a date other than the first day of a month, the Lease Term shall consist of said number of months in addition to the remainder of the month in which Commencement Date #1 occurs. The term of the Lease for Premises #2 (as hereinafter defined) shall commence on the date of substantial completion of Landlord's work for Premises #2 as set forth in Exhibit "E" (the "Commencement Date #2"), and shall expire, coterminously with "the term for Premises #1, on the last day of the one hundred twenty-seventh (127th) consecutive month thereafter (the "Lease Expiration Date"). If Commencement Date #2 is a date other than the first day of a month, the Lease Term shall consist of said number of months in addition to the remainder of the month in which Commencement Date #2 occurs. When Landlord is of the opinion that the Landlord's Work and/or Tenant Improvements (as defined in Exhibit E hereinafter) for Premises #2 is Substantially Complete (as defined in Exhibit E hereinafter) Landlord shall then notify
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Tenant, subject to the terms and provisions of Exhibit "E". Anything contained herein to the contrary notwithstanding, the term of this Lease for Premises #2 shall commence on (a) the date on which Landlord gives notice to Tenant that Landlord's Work and/or Tenant Improvements will be Substantially Completed (as defined in Exhibit "E"), subject to the provisions of Exhibit "E", or (b) the date on which Tenant (or its agent) uses or occupies any portion of Premises #2, whichever occurs first. The Substantial Completion (as defined in Exhibit "E") of Landlord's Work and/or Tenant Improvements shall be subject to reasonable extensions and delays resulting from acts of God, fire, strikes, lockouts, labor trouble, inability to procure materials by reason of governmental restrictions, riots, insurrection, war or other causes beyond the reasonable control of Landlord. If Substantial Completion (as defined in Exhibit "E") of Landlord's Work and/or Tenant Improvements is delayed by reason of any Tenant Delay and/or Tenant's performance of Tenant's Work (both as hereinafter defined), the date of Substantial Completion shall be accelerated by one (1) day for each day of delay. In no event shall Landlord be required to commit personnel to the performance of Landlord's Work and/or Tenant Improvements to negate a tenant delay. The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Work and/or Tenant Improvements by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this Lease Amendment or exhibits hereto, including, but not limited to:

                  a. Any delay in submission of or inadequacy, after notice of such inadequacy, of the information which must be provided by Tenant to Landlord which is necessary for Landlord to complete Landlord's Work and/or Tenant Improvements;
                  b. Any delay due to changes made by or on behalf of Tenant, at Tenant's request, regarding Landlord's Work and/or Tenant Improvements;
                  c. Any delay due to Tenants request for items to be installed within the Premises that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion or that will delay the installation of any other item of Landlord's Work and/or Tenant Improvements;
                  d. Any delay due to Tenant performing Tenants Work or otherwise interfering with Substantial Completion of Landlord's Work and/or Tenant Improvements, e.g., failure to make payments to Landlord as required under Exhibit E of this Agreement.

            1.8 Base Rent:

                  A. Tenant shall pay Base Rent to Landlord for Premises #1 from
            Commencement Date #1 in accordance with the following schedule:

                         Year One (1)           $ 104,236.00 per annum
                                                $ 8,686.33 per month

                         Year Two (2)           $106,841.90 per annum
                                                $ 8,903.49 per month

                         Year Three (3)         $ 109,512.95 per annum
                                                $ 9,126.08 per month

                         Year Four (4)          $ 112,250.77 per annum
                                                $ 9,354.23 per month

                         Year Five (5)          $115,057.04 per annum
                                                $ 9,588.09 per month

                         Year Six (6)           $127,409.47 per annum
                                                $ 10,617.46 per month

                         Year Seven (7)         $130,594.71 per annum
                                                $ 10,882.89 per month


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                   Year Eight (8)               $ 133,859.57 per annum
                                                $ 11,154.96 per month

                   Year Nine (9)                $ 137,206.06 per annum
                                                $ 11,433.84 per month

                   Year Ten (10)                $ 140,636.21 per annum
                                                $ 11,719.68 per month

                   Year Eleven (11)             $144,152.12 per annum
                                                $ 12,012.68 per month

                  B. Tenant shall pay Base Rent to Landlord for Premises #2 from
            Commencement Date #2 in accordance with the following schedule:

                   Month One (1) through                 $441,782.00 per annum
                   Month Twelve (12)                     $ 36,815.17 per month

                   Month Thirteen (13)                   $ 452,826.55 per annum
                   through Month Twenty Four (24)        $ 37,735.55 per month

                   Month Twenty Five (25)                $464,147.21 per annum
                   through Month Thirty-six (36)         $ 38,678.93 per month

                   Month Thirty-Seven (37)               $ 475,750.89 per annum
                   through Month Forty-Eight (48)        $ 39,645.91 per month

                   Month Forty-nine (49)                 $ 487,644.67 per annum
                   through Month Sixty (60)              $ 40,637.06 per month

                   Month Sixty-one (61)                  $ 539,997.78 per annum
                   through Month Seventy-Two (72)        $ 44,999.82 per month

                   Month Seventy-Three (73)              $ 553,497.72 per annum
                   through Month Eighty-Four (84)        $ 46,124.81 per month

                   Month Eighty-Five (85)                $567,335.17 per annum
                   through Month Seventy-Two (96)        $ 47,277.93 per month

                   Month Ninety-Seven (97)                $ 581,518.55 per annum
                   through Month One Hundred Eight (108)  $ 48,459.88 per month

                   Month One Hundred Nine (109)          $ 596,056.51 per annum
                   through Month One Hundred Twenty (120)$ 49,671.38 per month

                   Month One Hundred Twenty-One (121)    $ 610,957.92 per annum
                   through Month One Hundred             $ 50,913.16 per month
                   Twenty-Seven (127)

            1.9 Security Deposit: $325,000.00 (subject to reduction pursuant to
Article 64).

            1.10 Tenant's Percentage: The percentage for the purposes of this Lease, shall be 4.47% (.0447).


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            1.11 Permitted Use: Subject to the terms and conditions of this
Lease, Premises #2 shall be used for general and administrative offices and Premises #1 shall be used (i) as a laboratory for a telecommunications business and (ii) for the operation of a telecommunications switch and other telecommunications operations, however, at Tenant's option, the Premises may be used for general and administrative offices only.

            1.12 Lease Year: The period of twelve (12) months or less commencing with the Commencement Date #1 and ending at midnight on December 31, 2000, each successive period of twelve (12) months thereafter during the Lease Term, and the final period of twelve (12) months or less commencing on January 1 of the year in which the Lease Term expires. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid for such period shall be prorated, based on the actual number of months and the actual number of days of any partial month assuming each month to have thirty (30) days.

            1.13 Anything in this lease to the contrary notwithstanding, provided Tenant is not in monetary or material nonmonetary default (after the expiration of any applicable notice and cure period) under the terms, covenants and conditions of this Lease, Tenant shall have the right to use and occupy Premises #1 free of Base Rent, for a period beginning with Commencement Date #1 through and including the date which is seven (7) months after Commencement Date #1 (but Tenant shall pay all Additional Rent [hereinafter defined] and any direct charges during the aforesaid free rent period), after which period the Base Rent payments shall commence for Premises #1 (the "Rent Commencement Date") in accordance with the terms of this Lease.

            1.14 INTENTIONALLY DELETED

            1.15 Tenant acknowledges and agrees that, in lieu of Operating Expenses, a two and a half percent (2.5%) annual increase of the Base Rent has been included in the Base Rent reserved hereunder.

            1.16 Tenant acknowledges and agrees that, in lieu of any rent abatement for Premises #2, Landlord is providing the Required Amps (as defined in Exhibit "E") to the Premises.

      2. Lease Grant.

            2.1 In consideration of the Rent (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant Premises #1 [a portion of the tenth
(10th) floor], shown on the plan attached hereto as Exhibit "A" and incorporated herein by reference, commencing on Commencement Date #1 and ending on the last day of the Lease Term, unless sooner terminated as herein provided. In addition, in consideration of the Rent (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant Premises #2 (a portion of the tenth (10th) floor], shown on the plan attached hereto as Exhibit "A" and incorporated herein by reference, commencing on Commencement Date #2 and ending on the last day of the Lease Term, unless sooner terminated as herein provided. No easement for light, air or view is granted, given or implied herein.

            2.2 If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the full execution and delivery of the Lease by both parties Landlord shall not be in default hereunder, and Tenant, provided Landlord shall have Substantially Completed Landlord's Work and Tenant Improvements in accordance with this Lease, shall accept possession of the Premises when Landlord is able to tender the same, and such date shall be deemed to be the date Tenant shall have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply with Landlord's obligations. Within ten (10) days after request of Landlord, Tenant shall give Landlord a document confirming Commencement Date #1 and Commencement Date #2, and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder. Such document shall be in the form attached hereto as Exhibit "B" by this reference incorporated herein. Notwithstanding anything to the contrary contained in any other Article of this Lease, Landlord shall deliver possession of Premises #2 to Tenant on or before ninety (90) days from the date that (i) Landlord and Tenant have approved of the Working Drawings (as defined in Exhibit "E"), (ii) Landlord has obtained


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permits to commence the Tenant Improvements (as defined in Exhibit "E") for
Premises #2 and (iii) Tenant has received notice from Landlord that the Tenant Improvement Costs (as defined in Exhibit "E") do not exceed the Office Improvement Allowance (as defined in Exhibit "E"); however, in the event there is an excess, the date shall be the date that Tenant agrees to pay Landlord for the excess of the Tenant Improvement Costs over the Office Improvement Allowance (the "Outside Date"). If Landlord does not deliver possession of Premises #2 as required hereunder to Tenant on or before the Outside Date (except if Landlord's failure is due to a Tenant Delay or force majeure, in which case such Outside Date shall be extended one [11 day for each day of such Tenant Delay or force majeure), then the date Tenant begins to pay Base Rent for Premises #2 shall be postponed two (2) days for each day after the Outside Date that Landlord shall have failed to so deliver Premises #2 as required to Tenant. Notwithstanding anything to the contrary contained in any other Article of this Lease, Landlord shall deliver possession of Premises #1 to Tenant on or before ninety (90) days from the full execution and delivery of this Lease to Tenant or it's attorney (the "Outside Date"). If Landlord does not deliver possession of Premises #1 as required hereunder to Tenant on or before the Outside Date (except if Landlord's failure is due to a Tenant Delay or force majeure, in which case such Outside Date shall be extended one [1] day for each day of such Tenant Delay or force majeure), then the date Tenant begins to pay Base Rent for Premises #1 shall be postponed two (2) days for each day after the Outside Date that Landlord shall have failed to so deliver Premises #1 as required to Tenant. Notwithstanding anything to the contrary contained in the foregoing, in the event Landlord does not provide six hundred (600) amps of power to Premises #1 by July 15, 2000, Base Rent shall be tolled for Premises #1 until such time as said power is delivered.

      3. Rent.

            3.1 Tenant agrees to pay to Landlord in advance on or before the first day of each month the Base Rent, subject to adjustment as hereinafter provided, without deduction or set off, for each month of the entire Lease Term, except as provided in Section 1.13 or elsewhere in this Lease. The following shall be due and payable by Tenant to Landlord upon execution of this Lease: (i) the first monthly installment of Base Rent for Premises #1 ($8,686.33), (ii) the first monthly installment of Base Rent for Premises #2 ($36,815.17), (iii) the estimated monthly Electric Charge (hereinafter defined) for Premises #1 [$789.67], (iv) the estimated monthly Electric Charge (hereinafter defined) for Premises #2 [$2,510.13], (v) the security deposit required under Article 64 ($325,000.00) and (vi) the additional charge of $13,333.32 payable to Landlord for the Required Amps (as hereinafter defined). The monthly installments of Base Rent shall be due and payable without demand on or before the first day of each calendar month thereafter during the Lease Term. Base Rent for any period of less than a full month shall be prorated, based on one-thirtieth (1/30) of the current Base Rent for each day of the partial month this Lease is in effect.

            3.2 Intentionally deleted.

            3.3 If any installment of the Base Rent, or any other sums owed by Tenant to Landlord under this Lease, is not received within ten (10) days after the due date thereof, without implying Landlord's consent to such late payment, or if Landlord pays a sum on behalf of or for Tenant (which Landlord may do in Landlord's sole and absolute discretion after said ten [10] day period), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Base Rent or such other sum owed, a late payment charge equal to one percent (1%) of the installment of the Base Rent or such other sums owned. Said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for additional costs and expenses which Landlord expects to incur in connection with the handling and processing of late installment payments of the Base Rent and such other sums owed by Tenant to Landlord hereunder. If there is a late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest. Notwithstanding the foregoing, such late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to this Lease. If any check delivered to Landlord by Tenant in payment of Base Rent or Additional Rent is not honored by the financial institution upon which such check was drawn and is returned to Landlord for any reason whatsoever, Landlord may impose, as Additional Rent, a returned check service charge of $50.00 each time a check is not honored and returned to Landlord. Such returned check service charge shall be in addition to and not in lieu of any late payment charge. If any two (2) checks delivered to Landlord by Tenant during a Lease Year in payment of Base Rent or Additional Rent are not honored by the financial institution upon which such checks were drawn are


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returned to Landlord for any reason whatsoever, Landlord may require, upon written notice to Tenant, that any and all subsequent payments of Base Rent or Additional Rent be made by either cash, money order or cashier's check for the following twelve (12) months of the Lease Term.

            3.4 The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Such deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in a default by Tenant. Upon any event of default by Tenant (after the expiration of any applicable notice and cure period), Landlord may (but shall not be obligated to), without prejudice to any other remedy, use the Security Deposit to the extent necessary to fund any arrearage of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following such application of the Security Deposit, Tenant shall pay to Landlord within five (5) business days of Landlord's written demand the amount so applied to restore the Security Deposit to its original amount. If there is not then an event of default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease (or, if applicable, upon the curing of such default), with interest as provided for hereinafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit, but only if Landlord's transferee acknowledges receipt of same. Tenant shall receive interest on the Security Deposit, if the Security Deposit is now or hereafter in the form of cash, less a one percent (1%) annual administrative fee payable to Landlord.

            3.5 All sums other than Base Rent payable by Tenant to Landlord under this Lease shall constitute "Additional Rent". Base Rent and Additional Rent are herein referred to collectively as "Rent". All Rent due hereunder shall bear interest from that date which is ten (10) days after the due date until paid in full at a rate equal to the prime interest rate in effect from day to day as reported in the Wall Street Journal, plus two (2) percentage points (the "Default Rate"). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payments of Rent accruing thereafter. If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon demand by Tenant.

            3.6 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check of payment without prejudice to Landlord's right to recover the balance or to pursue any other remedy.

            3.7 Intentionally deleted.

            3.8 If the Base Rent or any Additional Rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum Base Rent and Additional Rent from time to time during the continuance of such legal rent restriction as may be legally permissible, but not in excess of the amounts of Base Rent or Additional Rent payable under this Lease. Upon the termination of such legal rent restriction, (a) the Base Rent and Additional Rent, after such termination, shall become payable under this Lease in the amount of the Annual Rent and Additional Rent set forth in this Lease for the period following such termination; and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Base Rent and Additional Rent which would have been paid pursuant to this Lease, but for such rent restriction, less (ii) the Base Rent and Additional Rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

      4. A. Increases in Base Rent. The terms defined below shall for the purposes of this Lease have the meanings herein specified:

            (i) "Additional Rent": All payments payable under this Lease (however denominated) by the Tenant to the Landlord other than Base Rent (including, but not limited to, amounts due under Articles 4 and 52 of the Lease). All Additional Rent shall be deemed to be rent for all purposes under this Lease, so that the failure to pay any Additional Rent shall give rise to the same right and remedies reserved to the Landlord under this Lease, at law or in equity as if such nonpayment were of Base Rent reserved hereunder.

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            (ii) "Taxes": All real estate taxes, sewer rents, water frontage charges, and assessments, special or otherwise (including but not limited to any improvement district charges or BID fees), payable to the City of Newark or any other taxing authority with respect to the Building containing the Demised Premises (the "Building") and the land thereunder (the "Land"), and all taxes payable with respect to the rentals payable hereunder other than general income and gross receipts taxes (except that general income and gross receipts taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments payable to any taxing authority in whole or in part in lieu of the present method of real estate taxation, provided such substitute taxes, charges and assessments are computed as if the Building were the sole property of the Landlord subject to said substitute tax, charge or assessment. With respect to any comparison Tax Year, all expenses, including reasonable legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes or in attempting to prevent an increase in Taxes, may be considered as part of the Taxes for such Tax Year. Tenant shall not have the right to bring tax certiorari proceedings or other proceedings contesting the amount or validity of any Taxes. Notwithstanding anything to the contrary contained in the Lease, Taxes shall not include any general corporation, unincorporated business, succession, gains or transfer tax levied on Landlord, or any occupancy or commercial rent tax (if any) payable by virtue of all or a portion of the Building or any taxes or other amounts payable on account of the operation of any tax incentive or abatement program applicable to the Building, the benefits of which were not theretofore made afforded to Tenant.

            (iii) "Base Tax Year": The calendar year commencing January 1, 2000 and ending December 31, 2000.

            (iv) "Base Taxes": The Taxes actually paid with respect to the Base Tax Year.

            (v) "Tax Year": Each twelve-month period commencing January 1st during the term of this Lease.

            (vi) "Tenants Percentage" shall mean 4.47% (.0447).

            (vii) - (xii) Intentionally deleted.

            (xiii) "Comparison Year" shall mean, with respect to Taxes, any Tax Year subsequent to the Base Tax Year, for any part or all of which there is additional rent payable in addition to the Base Rent provided for hereunder (hereinafter sometimes referred to as the "Rent").

            (xiv) The term "Landlord's Statement" shall mean an instrument or instruments prepared by Landlord comparing Taxes for the Base Tax Year with Taxes for the Comparison Year in question, and setting forth the additional rent due from Tenant for such Comparison Year pursuant to the provisions of this Article 4. Landlord shall provide, upon request, copies of documentation to Tenant substantiating any amounts charged to Tenant for porter wage or operating expenses, Real Estate Taxes, insurance, or any other Additional Rent categories.

      B. (i) If Taxes payable for any Comparison Year shall exceed the Base Taxes, Tenant shall pay as additional rent for such Comparison Year, an amount equal to Tenant's Percentage of the amount of such excess. If the amount of Taxes payable during the Base Tax Year is reduced by final determination of legal proceedings, settlement or otherwise, the reduced amount of such Taxes shall thereafter determine the amount of the increase in the Rent pursuant to this Article 4. The Additional Rent theretofore paid or payable under this Article 4 shall be recomputed on the basis of such reduction, and the Tenant shall pay to Landlord as Additional Rental within twenty (20) days after being billed therefore, any deficiency between the amount of the increase in the Rent theretofore computed and the amount thereof due as a result of such recomputation.

            (ii) Provided that Tenant is not then in monetary default or material nonmonetary default of any terms, conditions or covenants of this Lease, that Tenant is not in stipulation of settlement with Landlord, that Tenant is not operating under a rental reduction from Landlord and further provided that Tenant has paid its proportionate share of the real estate tax increase for which a refund has been awarded to Landlord, if Landlord shall receive a refund of Taxes for any Comparison Year with respect to which Tenant paid Additional Rent by reason of an increase in Taxes, Landlord shall set forth in the first Landlord's Statement thereafter submitted to Tenant the amount of such refund and the amount of the legal fees and other expenses incurred in connection with the collection of the refund, Tenant shall receive a credit against the installment or installments of Additional Rent allocable to Taxes next falling due equal to Tenant's Percentage of the amount by which the refund exceeds said fees and expenses, but in no event shall the credit exceed the amount of Additional Rent paid by Tenant in respect to Taxes for said Comparison Year.

      C. Intentionally deleted.

      D. (i) At any time during or after any Comparison Year, Landlord may render to Tenant a Landlord's Statement or Statements showing a comparison of the Taxes payable for the Comparison Year with the Base Taxes and the amount payable as additional rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement during or with respect to any Comparison Year shall not eliminate or reduce Tenant's obligation to pay Additional Rent pursuant to this Article 4 for such Comparison Year, nor prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Comparison Year.

            (ii) With respect to a Landlord's Statement showing Additional Rent due as a result of increased Taxes in a Comparison Year over Base Taxes, Tenant shall pay to Landlord the full amount of such increase within twenty (20) days after the rendition of such Landlord's Statement.

      E. The expiration or termination of this Lease during any Comparison Year for any part or all of which there is Additional Rent payable by Tenant under this Article 4 shall not affect the rights or obligations of the parties hereto respecting such Additional Rent and any Landlord's Statement relating to such increase may, on a pro rata basis, be sent to Tenant (and any such reimbursement due to Tenant hereunder shall be paid by Landlord to Tenant) subsequent to, and all such rights and obligations shall survive, and be prorated as of, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable with twenty (20) days after such statement is sent to Tenant.

      F. Landlord acknowledges that it has applied to the City of Newark for a long-term property tax abatement, pursuant to the provisions of the Urban Renewal Corporation and Association Law of 1961, as amended (N.J.S.A. 40:50c-40 et. seq.), as more commonly referred to as the "Fox-Lance" Act (referred to herein as the "Tax Program"). In the event that the City of Newark approves Landlord's application for the Tax Program, the Taxes payable by Tenant under this Article 4 shall be governed under the Tax Program. In the event that the City of Newark rejects Landlord's application for the Tax Program and Landlord is denied long-term tax abatement benefits, Tenant shall pay its percentage share of Taxes in each Tax Year, subsequent to the Base Tax Year, as follows:

            (i) In the first (1st) Comparison Year, Tenant shall pay the lesser of (a) Tenant's Percentage of the excess amount of Taxes in that Comparison Year over the Base Taxes and (b) $.60 per rentable square foot multiplied by the total rentable square feet of the Premises;

            (ii) In each and every Comparison Year thereafter (but subject to [iii] hereinafter), Tenant shall pay the lesser of (a) Tenant's Percentage of the excess amount of Taxes in that Comparison Year over the Base Taxes and (b) $1.40 per rentable square foot multiplied by the total rentable square feet of the Premises; and

            (iii) Notwithstanding anything to the contrary in subparagraph (i)
                  or (ii) above, in no event shall Tenant's payment under this
                  Article 4F in any Comparison Year (a) exceed $.60 per rentable square foot from that amount paid by Tenant in the previous Comparison Year and (b) exceed $1.40 per rentable square foot multiplied by the total rentable square feet of the Premises.

      G. In no event shall the Base Rent payable under this Lease be reduced.

      H. Within ninety (90) days of its receipt of the Landlord's Statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours the items in support of the calculations within the Landlord's Statement. If within such ninety (90) day period, Tenant does not give written notice stating in detail reasonable objections to such calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such additional rent, whether or not under protest, shall constitute an Event of Default under Article 18 of this Lease.

      I. Any Landlord Statement or Operating Statement given by Landlord pursuant to this Article 4 shall be binding upon Tenant unless, within ninety
(90) days after its receipt of such notice, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

      5. Landlord's Obligations.

            5.1 Subject to the limitations hereinafter set forth, Landlord shall furnish Tenant while occupying the Premises facilities to provide (a) water at those points of supply provided for general use of tenants of the Building: (b) heat and air conditioning in season from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for holidays ("Regular Business Hours"), at temperatures and amounts reasonably considered by Landlord to be standard, such service at night and on Saturday afternoons, Sundays and holidays to be furnished only at the written request of Tenant, who shall pay upon demand Landlord's customary charges for such services; and (c) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays. Landlord also agrees to maintain the public and common areas (the "Common Facilities") of the Building, such as lobbies, stairs, corridors and rest rooms, in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees and Landlord shall make all required repairs to the structural elements of the Premises and the Building systems servicing the Premises, unless the necessity for same is due to the acts, negligence or omissions of the Tenant, its agents, employees or invitees. Tenant shall take good care of and keep the premises clean, however, Landlord shall provide basic janitorial services only to Premises #2 (as shown on the plan attached hereto as Exhibit "A") in accordance with standard Building practice and Exhibit "G" annexed hereto. If Tenant desires services specified in this Section at any time other than times herein designated, such service shall be supplied to Tenant only at the request of Tenant delivered to Landlord before 3:00 p.m. on the date which is two (2) business days preceding such extra usage. Tenant shall pay to Landlord as Additional Rent the cost of such service upon receipt of a bill thereafter. Landlord shall also have a security guard and/or attendant in the Building at all times. Tenant shall have twenty four (24) hour access to the Demised Premises every day of the year, including holidays. HVAC shall be provided to maintain year round comfort based on the ASHRAE Comfort Chart. This is based on (i) cooling one and one-half (1 .5) watts per square foot lighting and two and one-half (2.5) watts per square foot power, (ii) one person for one hundred (100) square feet and (iii) the use of Building standard internal shading devices by the Tenant. Ventilation air (fresh air) shall be provided at the rate of .2 CFM per square foot. Heating shall be provided through perimeter cast iron radiators during Regular Business Hours. Zoning shall be provided utilizing self contained thermostatic control valves, with one control per 1,080 rentable square feet for perimeter zones and one control per 1,800 rentable square feet for interior zones. Provided Tenant is not in default under the Lease, beyond the expiration of any applicable notice and cure period (subject to any other terms and provisions of the Lease), Landlord covenants and agrees with Tenant that Tenant shall and may peacefully and quietly have, hold and enjoy the Premises hereby demised for the intended purpose as hereinbefore described.

            5.2 Subject to Landlord's rights under this Lease and the rules and regulations set forth in Exhibit C, Tenant, and its licensees, concessionaires, employees and customers (for purposes of this Article, collectively "Tenant") shall have the non-exclusive right to use the "Common Areas" (which shall be defined as the public and common areas designated for common use, as constituted from time to time), in common with Landlord, other tenants of the Project and other persons entitled to use the same. Tenant shall not interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close parts of the Common Areas for such periods of time as may be necessary for (i) temporary use as a work area in connection with the construction of improvements within the Building or contiguous property, (ii) repairs or alterations in or to the Common Areas or to any utility type facilities, (iii) preventing the public from obtaining prescriptive rights in or to the Common Areas, (iv) security reasons, or (v) doing and performing such other acts as in the use of good business judgment Landlord shall determine to be appropriate for the Building; provided, however, that Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant s business. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, sidewalks, landscaped areas (if any), passageways or other parts of the Common Areas and to change the name, number or designation by which the Building is commonly known. Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, Landlord shall perform its work diligently and shall use best efforts to avoid materially interfering with Tenant's business or disrupting same, but in no event shall Landlord be required to incur overtime charges for same.

            5.3 Subject to the provisions of Article 5.9 hereinafter, Landlord shall not be liable or responsible to Tenant for loss, damages or expense Tenant sustains or incurs if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant's requirements however, Landlord shall use reasonable diligence to repair any damage if the responsibility thereafter is that of Landlord under this Lease. Subject to the provisions of Article 5.9 hereinafter, if Landlord fails to use the aforesaid reasonable diligence and a material interruption in service continues for twenty (20) business days after written notice from Tenant to Landlord detailing the interruption in service, then Base Rent and Additional Rent shall be abated thereafter until such material interruption in service is cured by Landlord. Tenant covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations.

            5.4 Subject to the provisions of Article 5.9 hereinafter, failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord s compliance with (a) any voluntary or similar governmental or business guideline now or hereafter published or (b) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable for damages to person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages for any interruptions in service occasioned thereby or resulting therefrom. Subject to the provisions of Article 5.9 hereinafter, if Landlord fails to use the aforesaid reasonable diligence and a material interruption in service continues for twenty (20) business days after written notice from Tenant to Landlord detailing the interruption in service, then Base Rent and Additional Rent shall be abated thereafter until such material interruption in service is cured by Landlord.

            5.5 Except as otherwise provided in this Lease, Tenant's obligations to pay Additional Rent pursuant to this Article 5 shall continue to the actual date of expiration or termination of this Lease. If Landlord terminates this Lease pursuant to Article 19 without waiving Landlord's right to seek damages against Tenant, Tenant's obligation to pay any and all Additional Rent pursuant to this Article 5 shall not terminate as a result thereof.

            5.6 Landlord may at any time remodel or alter the Building or the Project, or change the location of any entrance thereto, or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive, actual, total or partial eviction.

            5.7 If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundation without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Landlord shall use reasonable efforts to insure that said repair or alteration does not unreasonably interfere with Tenant's use of the Premises but in no event shall Landlord be required to incur any costs for same.

            5.8 Landlord shall replace, at the sole cost and expense of Tenant, any glass damaged or broken from any cause whatsoever in and about the Premises, except if caused by the negligence or willful acts of Landlord. Bills therefor shall be due from and payable by Tenant within ten (10) days of delivery, and the amount thereof shall be deemed to be, and paid as, Additional Rent.

            5.9 Notwithstanding anything to the contrary contained in this Article, if (i) there shall be an interruption or suspension of any of the Building's services, causing an interruption of the conduct of Tenant's business in the Demised Premises, as a result of the performance by Landlord of its repair obligations under this Lease (an "Interruption"), (ii) such Interruption shall continue for at least twenty (20) consecutive business days following receipt by Landlord of written notice from Tenant describing such Interruption,
(iii) such Interruption shall materially impair the operation of Tenant's business in the Demised Premises, render the Demised Premises inaccessible or untenantable and, in each event, cause Tenant not to use the Demised Premises for the conduct of Tenants business, (iv) such Interruption shall not have been caused, by reason of the failure on the part of any public utility company servicing the Building to provide such applicable service and (v) such Interruption shall not have been caused, in whole or in part, by reason of (a) an event which is covered under any article of the Lease relating to casualty or condemnation, (b) an act or omission on the part of Tenant in default or violation of this Lease or Tenant's obligations hereunder or (c) the negligence of Tenant or Tenant's agents, servants, employees, contractors or visitors (with respect to visitors, when in the Demised Premises) (an Interruption that satisfies all of the foregoing conditions, a "Material Interruption"), then, as Tenant's sole remedy in connection with such Material Interruption, Tenant shall be entitled to a fair diminution of Base Rent for the period which shall begin on the twenty-first (21st) consecutive business day of such Material Interruption and which shall end on the earlier of (x) the day following the day on which such Material Interruption shall cease or (y) Tenant shall recommence the use of the Demised Premises for the conduct of Tenants business.

      6. Intentionally deleted.

      7. Permitted Use. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor shall Tenant use, store, or discharge any "Hazardous Material" as defined in
Section 45 hereof, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and if, by act of Tenant, there is any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct, then such acts of Tenant shall be an event of default hereunder and Tenant shall pay to Landlord the amount of such increase within ten (10) business days of Landlord's written demand. Notwithstanding anything to the contrary contained in this Lease, Landlord represents that (provided Tenant complies with the terms and conditions of this Lease) insurance cost of the Building shall not increase as a result of Tenant's contemplated uses, as set forth in the Lease, and as such, Landlord shall not pass on any increased insurance costs of the Building onto Tenant. Acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees to not create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all orders, rules and regulations of the New Jersey Board of Fire Underwriters (or equivalent agency or authority) and the Insurance Services Office and all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies of bodies having jurisdiction thereof) with reference to the use, condition or occupancy of the Premises as well as the provisions of all recorded documents affecting the Building. Except as may be provided for otherwise in this Lease, Tenant will not, without the prior consent of Landlord, paint, install lighting or install any signs, window or door lettering or advertising media of any type on or about the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designated to carry or which is allowed by law. Landlord hereby reserves the right to reasonably prescribe the weight and position of all safes or other unusually heavy equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings sufficient in Landlord's reasonable judgement to absorb and prevent transmission of vibration, noise and annoyance. Tenant shall not install or use in the Premises any electrical machinery or appliances which in Landlord's sole judgement may overload the electrical wiring or equipment capacity in the Premises or the Building. Tenant agrees that the value of the Demised Premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a "massage parlor". Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for the purposes of this Article as any written or pictorial matter with the prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity.

                  It is further understood that the Premises may not be used for residential purposes and that sleeping overnight in the Premises, cooking (except by way of a microwave or toaster oven) or other such housekeeping functions are not permitted. The Tenant expressly agrees that they will not use machinery causing excessive noise or vibration in the Building and will take all necessary steps to comply with all municipal rules, orders, ordinances and regulations with respect to the maintenance of combustible material in and upon the Premises. Tenant shall be permitted to have a refrigerator in the Premises.

                  Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. A violation of any of the terms of this provision shall give to the Landlord the right to restrain the same by injunctive relief and/or exercise any of Landlord's remedies provided for in the Lease.

      8. Tenant's Repairs and Alterations (also see Article 54).

            8.1 Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant shall keep the Premises, including all fixtures installed by Tenant, in good condition, and to make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord's insurance policy covering the Building, (if any). The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors consented to by Landlord, and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair. Tenant shall prohibit any contractor it engages or subcontractor or material suppliers engaged through such contractor from filing any notice or notices of commencement of public record as a part of or in connection with work on the Premises. Tenant hereby further covenants and agrees to provide Landlord with copies of any notices Tenant receives in connection with such work. All repairs required under the Lease to be performed by Landlord shall be performed with reasonable diligence and in a manner which shall minimize interference with the conduct of Tenant's business (but in no event shall Landlord perform same on an overtime business). Without limiting the generality of the foregoing, Landlord shall make all repairs and improvements necessary to keep in working order and condition the Building (including all public and common areas) and all Building facilities. Landlord shall make structural repairs to the Premises and also keep in working order and condition the electrical, heating, elevator, plumbing and other system lines leading to, but not within, the Demised Premises; provided, however that Landlord shall not be required to make any repairs which are Tenant's responsibility hereunder or to repair Tenant's trade fixtures, or any decorations, alterations, additions or improvements installed by Tenant, or to make any repairs necessitated by the negligence, acts or omissions of Tenant, its agents, employees or invitees.

            8.2 If Tenant fails to make the repairs described above within ten
(10) days after Landlord's written demand of Tenant to repair any damage or injury to the Premises or the Building for which Tenant is responsible (or a shorter time period in the event of any emergency), Landlord may at its option make such repair (however, in the case of an emergency, Landlord shall not have to provide Tenant with notice prior to Landlord making such repair), and Tenant shall, within fifteen (15) business days of Landlord's written demand therefor, pay Landlord for the cost thereof. At the end or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in reasonable repair and condition, reasonable wear, tear and casualty excepted; and shall deliver to Landlord all keys to the Premises.

            8.3 Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alterations, additions or improvements at Tenant's cost and restore the Premises to the condition of the Premises at the Commencement Date, normal wear and tear excepted. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant elects and shall be removed if required by Landlord, or if not removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structure of the Building or the plumbing, electrical or other utilities. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements (hereinafter collectively called "Alterations") with copies of proposed plans and as-built plans upon completion of the Alterations. Landlord shall, by written notice to Tenant within ten (10) business days following Landlord's receipt of the proposed Alterations, notify Tenant whether Tenant shall be required to remove such Alterations prior to the Expiration Date and restore the Demised Premises to its condition prior to the installation of such Alterations. All such Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants. Notwithstanding the foregoing or any other Article in this Lease, Landlord shall not forego its aforementioned right to require Tenant to remove and restore the Premises as it applies to (i) to the Reinforcement (as defined in Article 54J), (ii) Premises #1, (iii) the Generator (as defined in
Article 62), (iv) the Antennae (as defined in Article 63) and (v) the Cabling (as defined in Exhibit "D").

            8.4 Tenant may contract separately with providers of telecommunications or cellular products, systems or services for the Premises. Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord's permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnities (defined below) shall in no event be liable to Tenant, its employees, agents, principals and affiliates for any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same or any interference in Tenant's business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnities that are inconsistent with the foregoing. "Landlord Indemnities" shall be deemed to include, but not be limited to, the Landlord's employees, agents, affiliates, subsidiaries, parent, members, partners, principals and/or shareholders.

            8.5 There shall be no allowance to Tenant for a diminution of rental value of the Premises and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions, or improvements in or to any portion of the Project or the Premises, or in or to any fixtures or personal property attached thereto or located therein. If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Fixed Rent or Additional Rent or damages for any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding anything to the contrary contained in the foregoing, but subject to the terms and provisions of Article 5.9, if Landlord fails to use the aforesaid reasonable diligence and a material interruption in service continues for twenty (20) business days after written notice from Tenant to Landlord detailing the interruption in service, then Base Rent and Additional Rent shall be abated thereafter until such material interruption in service is cured by Landlord.

            8.6 Tenant, at its sole cost and expense, shall maintain and repair any supplemental ventilating, heating and air conditioning systems (if any) in the Demised Premises. Furthermore, Tenant shall procure, in a prompt and diligent manner after the execution of this Lease, at its sole cost and expense, a service contract for said units, and supply a copy of same to Landlord and its managing agent. In addition, Tenant acknowledges and agrees that said unit(s) is the property of Landlord, and shall remain at the Demised Premises upon the termination of this Lease.

      9. Subletting and Assigning.

            9.1 A. If Tenant shall desire to assign this Lease or to sublet the Demised Premises in whole or in part, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be assigned or sublet; (iii) the terms and conditions (financial and otherwise) of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (v) current financial information and any other information as Landlord may reasonably request with respect to the proposed assignee or subtenant and the proposed assignment or subletting. Landlord shall have the option, to be exercised by notice given to Tenant within thirty (30) days after the later of (a) receipt of Tenant's request for consent or (b) receipt of such further information as Landlord may reasonably request pursuant to clause (v) above to require a surrender of the Demised Premises or the portion thereto involved as of a date to be specified in said notice (the "Termination Date") which shall not be earlier than one day before the effective date of the proposed assignment or subletting or later than sixty-one (61) days after said effective date, in which event Tenant shall vacate and surrender the Demised Premises or the portion thereto involved on or before the Termination Date and the term of this Lease shall end on the Termination Date as if that were the Expiration Date. Notwithstanding anything to the contrary contained in the foregoing, if Tenant wishes to assign or sublet, Tenant shall notify Landlord of its intention to do so (prior to identifying an assignee or subtenant), with the proposed effective date thereof (and in the case of a partial sublet, identifying the space to be sublet). This notice shall be deemed to trigger Landlord's recapture right. If Landlord does not elect to recapture within thirty (30) days after Tenant's notice, then Tenant shall have six (6) months to enter into an agreement with a proposed assignee or subtenant, subject to the terms and provisions of this Article, and submit same to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Landlord does elect to recapture hereunder within said thirty (30) day period, Tenant may within five (5) business days of Landlord's election rescind its request, and accordingly, this Lease shall continue in full force and effect.

            B. If Landlord shall not exercise its option under Section A above, Landlord shall not unreasonably withhold or delay its consent to the proposed subletting or assignment referred to in Tenants Proposal given pursuant to Sections A above, but only on the terms set forth therein, provided that the following further conditions shall be fulfilled:

                  (1) The Demised Premises shall not, without Landlord's prior consent, have been otherwise publicly advertised for assignment or subletting at a rental rate lower than the prevailing rental rate for comparable space in the Building, and Tenant shall not enter into any sublease at a rental rate lower than the rental rate prevailing in the Building at the time of the proposed subletting;

                  (2) No space shall be sublet nor this Lease assigned to another tenant, or to a related corporation of any other tenant or to any other occupant of the Building, if Landlord shall then have available for rent similar space in the Building;

                  (3) No subletting or assignment shall be to a person or entity which has, in Landlords reasonable opinion, a financial standing, is of a character, is engaged in a business, or proposes to use the Premises in a manner not in keeping with the standards of the Building;

                  (4) Any subletting shall be expressly subject to all of the obligations of Tenant under this Lease and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in
      Article 7 and shall specifically provide that there shall be no further subletting of the sublet premises or assignment or mortgaging of the sublease;

                  (5) That part, if any, of the term of any such sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the expiration or earlier termination of the term shall be a nullity;

                  (6) The proposed subtenant or assignee shall not be a person then negotiating with Landlord for the rental of any comparable space in the Building; to assist Tenant in complying with this clause, at Tenant's request Landlord shall accurately respond within five (5) business days to any inquiry from Tenant as to whether a prospective subtenant is then negotiating with Landlord;

                  (7) Landlord shall be furnished with a duplicate original of the sublease or assignment documents together with the request for Landlord's consent;

                  (8) In the case of a subletting, Tenant shall pay to Landlord an amount equal to one-half (1/2) of any Fixed Rent and Additional Rent or other consideration paid to Tenant by any subtenant which is in excess of
      (i) the Base Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms hereof on a per square foot pro rata basis, and (ii) brokerage fees, advertising and legal fees, fix-up costs and free rent concessions, if any, incurred in connection with the subletting. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant. If only a part of the Demised Premises is sublet then the rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space or assigned lease bears to the entire Demised Premises;

                  (9) There shall be no material default by Tenant under any of other terms, covenants and conditions of this Lease, after notice and applicable grace periods, at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any such proposed sublease or effective date of the proposed assignment; and

                  (10) The sublease shall provide by its terms that it may not be further modified in any material manner (including, without limitation, modification of the financial obligations, identity or character of the subtenant), without Landlord's consent, it being expressly agreed that any such modification shall, for the purposes of this Lease, be deemed and construed as a subletting for which Tenant must comply with this Article 9 as if such sublease had not been theretofore consented to by Landlord.

                  (11) The sublease shall provide that the subtenant shall, at Landlord's option, attorn to upon any termination of this Lease.

                  (12) Intentionally Deleted.

            C. No assignment of this Lease shall be binding upon Landlord unless, in addition to compliance with the prior provisions of this Article 9, the assignee shall execute, acknowledge and deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an agreement, in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, whereby the assignee shall unconditionally assume observance and performance of, and agree to be bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed, including, without limitation, the provisions of this Article 9 with respect to all future assignments and subletting; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

            D. If this Lease be assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, required notice and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any provisions of this Article 9, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease, including the obligation to pay all Base Rent and Additional Rent. The consent by

Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to and those claiming under or through but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Demised Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Article 9, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord all reasonable out-of-pocket cost that may be incurred by Landlord in connection with any proposed assignment of this Lease or any proposed subletting of the Demised Premises or any part thereof including the costs of making investigations as to the acceptability of a proposed subtenant or assignee and reasonable attorneys' fees. Neither any assignment of this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances except as set forth in Section B of this Article, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed.

            9.2 Notwithstanding the foregoing, without Landlord's consent, but upon ten (10) days' written notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant, or an entity which is controlled by, controls, or is under common control with Tenant. For the purposes of this Section 9, "control" shall mean having fifty-one percent (51%) or more of the voting interests.

            9.3 For the purposes of this Lease, an "assignment" prohibited by this Section 9 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, if such withdrawal represents fifty percent (50%) or more of the partners in the partnership as then constituted, or the dissolution of the partnership; or, if Tenant consists of more that one person, a purported assignment, transfer, mortgage of encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof to the other or other thereof, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet a portion of the Demised Premises without Landlord's consent (but on not less than ten [10] day's prior notice to Landlord and provided written documentation evidencing same is provided to Landlord) to an affiliate, subsidiary or parent of Tenant, a company into or with which Tenant is merged or consolidated or to a company which purchases all or substantially all of Tenant's assets. For purposes hereof: (i) an affiliate of Tenant shall mean any entity which controls, is directly controlled by or is under common control with Tenant ("Control" being interpreted as the ownership of fifty-one percent (51%) or more of the interests in such entity and possession of the power to direct the management and policies of such entity and the distribution of its profits); (ii) a subsidiary of Tenant shall mean an entity which is controlled by Tenant; (iii) a parent of Tenant shall mean an entity which has ownership of fifty-one percent (51%) or more of the interests of Tenant and possession of the power to direct the management and policies of Tenant and the distributions of Tenant's profits; (iv) an entity in which or with which Tenant is merged or consolidated shall mean an entity subject to the jurisdiction of the courts of the State of New Jersey which succeeds Tenant in accordance with applicable statutory provisions for merger or consolidation of entities and which, by operation of law or by effective provisions contained in the instruments or merger or consolidation fully assumes the liabilities of the entities participating in such merger or consolidation and which has, on the completion of such merger or consolidation, a net worth equal to or greater than Tenant's net worth immediately prior to such merger or consolidation; and (v) an entity which purchases all or substantially all of Tenant's assets shall mean an entity which: (A) is unrelated to Tenant or any affiliate, subsidiary or parent of Tenant; (B) is subject to the jurisdiction of the courts of the State of New Jersey; (C) fully assumes the liabilities and the obligations of Tenant under this Lease; (D) purchases such assets pursuant to a bona fide, arm's length sale that is not consummated for the purpose of circumventing the restrictions set forth in this Article; and (E) has, on the completion of such sale, a net worth equal to or greater than Tenant's net worth immediately prior to such sale. Furthermore, Landlord agrees that (i) Article 9B(8) or 9.4.1 shall not be applicable to any permitted subletting/assignment and (ii) Landlord shall not be allowed to avail itself of any recapture rights pursuant to any assignment allowable under this Article 9.3. In connection with this Article, Landlord shall have the right, at any reasonable time and from time to time, to examine such books and records of Tenant as may be necessary to establish that such entity, subtenant, occupant or assignee remains a related/affiliated entity of Tenant and that no rent is being paid to Tenant by such related entity. Such subletting, occupancy or assignment shall not be deemed to vest in any such related entity any right or interest in this Lease or the Demised Premises, nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. In addition, notwithstanding the foregoing, a transfer of control of the Tenant to any corporation whose securities are traded on a public securities exchange or the redemption or issuance of additional stock of any class shall not be deemed to be an assignment of this Lease, however, written notice must be given to Landlord on or prior to the date thereof.

            9.4 If Landlord gives its consent to any assignment of this Lease, or if Tenant is otherwise permitted to make any assignment pursuant to this Lease (except as provided in Section 9.3 above), Tenant shall in consideration therefore, pay to Landlord, as Additional Rent:

            9.4.1 For an assignment, an amount equal to one-half (1/2) of all sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant's Property in excess of the then fair market value of Tenant's Property but excluding any sums paid for the sale, rental, or use Tenant's telecommunications equipment) less the reasonable brokerage commissions and legal and accounting fees, fix-up costs and free rent concessions, if any, actually paid by Tenant in connection with such assignment; and

      The sums payable under this Subsection 9.4 shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

            9.5 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counter claim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article, unless Landlord's failure to consent or approve same is due to Landlord's bad faith or willful misconduct. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

            9.6     (I)  Every subletting hereunder is subject to the express
                         condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenants estate in the Demised Premises, then at Landlord's election such subtenant shall either surrender the Demised Premises to Landlord within thirty (30) of Landlord's request therefore, or shall attorn to and recognize Landlord as such subtenant's Landlord under such sublease, and such subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

                    (II) In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Article within forty-five
                         (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions of this Article before assigning its interest in this Lease or subletting the Demised Premises.

      10. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Premises caused in whole or in part by the negligence or misconduct of, or breach of the Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises, the Building, or the Project under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises, except to the extent caused by the negligence or willful misconduct of Landlord. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful misconduct or negligence.

      11. Subordination and Mortgagee's Right to Cure Landlord's Defaults. This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such instruments. This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however upon demand execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate.

            Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale. Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

            Landlord will request from the future mortgagee(s) or superior lessors of the Building that it (and Landlord will use reasonable efforts to have said mortgagee[s]) execute and deliver to Tenant a document wherein it is agreed that, provided Tenant is not in default under any of the terms, conditions and/or provisions of this Lease, beyond any applicable grace period, neither Tenant's possession of the Demised Premise nor its rights under this Lease shall be disturbed. Landlord shall provide a copy of said request to Tenant. Tenant acknowledges and agrees that (i) it shall reimburse Landlord, on demand, for all of Landlord's reasonable costs (including, without limitation, all reasonable legal fees and disbursements) connected in any way with Landlord's above-mentioned request to the mortgagee(s) of the Building, (ii) no representations, warranties or promises have been made to Tenant that the mortgagee(s) of the Building will execute such a document, (iii) neither this Lease nor compliance by Tenant with any of its terms, conditions and/or provisions are conditioned, in any manner whatsoever, on (x) the execution or non-execution of such a document, or (y) the issue of whether Landlord used reasonable efforts to have said mortgagee(s) execute such a document and (iv) Tenant shall have no rights or remedies whatsoever against anyone or thing in the event the mortgagee(s) of the Building does not execute such a document.

            Notwithstanding anything to the contrary contained in the foregoing, Landlord represents that it shall, if it has not done so on or prior to the delivery of a fully executed Lease to Tenant, deliver to Tenant a Non-Disturbance Agreement from the current holder(s) of all mortgages and all superior leases on the Premises ("NDA"). Furthermore, if Landlord does not deliver the NDA within sixty (60) days of the Commencement Date #2 (unless due to the fault of the Tenant), Tenant shall have the right to cancel this Lease within fifteen (15) business days (time being of the essence) after the expiration of said sixty (60) days, provided (i) Tenant gives written notice to Landlord of its intention to cancel this Lease (the "NDA" Termination Notice") within said fifteen (15) business day period and (ii) Landlord thereafter fails to deliver the NDA within fifteen (15) business days of Landlord's receipt of the NDA Termination Notice. Tenant acknowledges and agrees that it shall reimburse Landlord, on demand, for all of Landlord's reasonable costs (including, without limitation, all reasonable legal fees and disbursements) connected in any way with Landlord's above-mentioned request to the mortgagee(s) of the Building.

      12. Rules and Regulations. Provided that the rules and regulations set forth as Exhibit C are applied uniformly to all tenants in the Building, Tenant and Tenant's agents, employees and invitees will comply with all the rules and regulations of the Building which are attached hereto as Exhibit "C" and incorporated herein by reference. Landlord in its sole judgement shall have the right to change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be applied uniformly to all tenants in the Building and will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. Notwithstanding the foregoing, in the event there is any conflict between the provisions of this Lease and the Rules and regulations, the provisions of this Lease shall control.

      13. Inspection. Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, including but not limited to the installment of new windows (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants within the last six (6) months of the Lease Term or any extension thereof, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Notwithstanding anything to the contrary contained in this Lease, except in the event of an emergency or where such entry is required by law, Landlord's right of entry shall be exercised following reasonable advance notice to Tenant. Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, Landlord shall perform its work diligently and shall use best efforts to avoid materially interfering with Tenant's business or disrupting same, but in no event shall Landlord be required to incur overtime charges for same.

      14. Condemnation. If the Premises, or any part thereof, or if the Building or any portion of the Building, leaving the remainder of the Building unsuitable for use as an office building comparable to its use on Commencement Date #1 or Commencement Date #2 of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, forthwith cease and terminate. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be entitled to claim, prove, and receive in condemnation proceedings or other proceedings in the event of a conveyance in lieu of condemnation, damages for relocation costs, improvements, fixtures and other equipment installed by Tenant, together with any award for loss of business or leasehold interest paid for by Tenant.

      15. Casualty. In the event the Demised Premises or the Building are totally damaged or are rendered wholly untenantable by fire or other casualty, Landlord may, as provided for hereinafter, give Tenant written notice of Landlord's election to terminate this Lease, and thereupon the term of this Lease, shall expire by lapse of time upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. If Tenant shall not be in monetary or material nonmonetary default under this Lease after the expiration of any applicable cure period, then upon the termination of this Lease under the conditions provided for hereinafter, Tenant's liability for Rent accruing subsequent to the fire or casualty shall cease and be apportioned as of the day following such fire or casualty. Notwithstanding anything to the contrary contained in this Lease, Landlord shall, within the earlier of (a) one hundred twenty (120) days from the fire or casualty or (b) thirty (30) business days after Landlord receives written notice from its insurance carrier regarding the extent of insurance proceeds Landlord will receive to restore the Building and/or the Demised Premises (as is required under this Lease), give Tenant written notice of it's intention to either (i) restore or rebuild the Demised Premises in character, layout and area substantially equal to the Premises damaged or destroyed immediately prior to such damage or destruction (except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant [or by Landlord on behalf of Tenant (e.g., any improvement to Exhibit "E" hereinafter)] in the Premises) within two hundred ten (210) days from the date of such fire or other casualty (but such two hundred ten [210] day period shall be subject to reasonable extensions and delays resulting from acts of God, fire, strikes, lockouts, labor trouble, inability to procure materials by reason of governmental restrictions, riots, insurrection, war or other causes beyond the reasonable control of Landlord), or (ii) terminate this Lease ("Casualty Notice").

Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the option to cancel this Lease, in the event (i) the casualty occurs during the last year of the Lease term, (ii) the casualty occurs at any time and, in both Landlord's and Tenant's reasonable opinion, the restoration will take over three hundred sixty (360) days from said occurrence or (iii) the Casualty Notice informs Tenant that Landlord's restoration will take over two hundred forty (240) days to restore from the date of the casualty or damage. It is agreed that if Landlord elects to restore or rebuild as provided for above, this Lease shall continue in full force and effect, but the Rent and all other obligations of Tenant shall abate as of the date of such fire or other casualty (except as otherwise provided for above) until the Demised Premises shall have been restored or rebuilt by Landlord (as provided for above) and possession thereof shall have been delivered to Tenant. If Landlord does not give Tenant notice of its election to terminate the Lease within the period required under this Article 15, then Tenant shall have the right (provided Tenant is not in default under the Lease beyond any applicable notice and cure period and Tenant cannot conduct its business operations within the Premises) to elect to immediately cancel this Lease by giving written notice to Landlord, provided Tenant notifies Landlord in writing that "Landlord failed to cancel this Lease within the required time period of Article 15 and that Landlord's subsequent failure to void Tenant's notice of termination of the Lease within five (5) business days of Landlord's receipt of this correspondence shall be deemed Landlord's acceptance of Tenant's termination of this Lease". A copy of such notice must be simultaneously sent to Landlord's counsel (or such other parties as Landlord may from time to time designate) in accordance with the notice provisions of this Lease in order for such request to be deemed effective. If any part of the Demised Premises is damaged or destroyed by fire or other casualty or accident (unless the damage or casualty was caused by Tenant), the Base Rent and Additional Rent shall be abated proportionately until the Demised Premises are restored in the manner required of Landlord, taking into account the proportion of the Demised Premises rendered untenantable. If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant; provided, however, that Landlord shall notify Tenant, within thirty (30) days after any such mortgagee gives a notice to Landlord of such election to apply such proceeds against the mortgage debt, of the fact that such mortgagee has done so. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby waives the provisions of any applicable law and agrees that the provisions of this Section 15 shall control in lieu thereof.

      Furthermore, if Landlord does not repair the damage from the casualty within the aforesaid period required under this subparagraph, then Tenant shall have the right (provided Tenant is not in default under the Lease beyond any applicable notice and cure period and Tenant cannot conduct its business operations within the Premises) to elect to cancel this Lease by giving written notice to Landlord, provided Tenant notifies Landlord in writing that "Landlord failed to cancel this Lease within the required time period of Article 15 and that Landlord's subsequent failure to void Tenant's notice of termination of the Lease within thirty (30) business days of Landlord's receipt of this correspondence shall be deemed Landlord's acceptance of Tenant's termination of this Lease". Accordingly, Landlord can only void Tenant's termination notice by delivery of the Premises in the condition required under this Article 15 within thirty (30) business days of Landlord's receipt of the termination notice.

      In the event the Demised Premises are partially [e.g., less than ten percent (10%) of the Demised Premises] damaged or are rendered partially [e.g., less than ten percent (10%) of the Demised Premises untenantable by fire or other casualty, Landlord shall within one hundred eighty (180) days from the fire or casualty repair the area the of the Demised Premises damaged in a manner substantially equal to the Premises damaged or destroyed immediately prior to such damage or destruction (except Landlord shall not be required to rebuild, repair or replace any party of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant [or Landlord on behalf of Tenant] in the Premises. Such one hundred eighty (180) day period shall be subject to reasonable extensions and delays resulting from acts of God, fire, strikes, lockouts, labor trouble, inability to procure materials by reason of governmental restrictions, riots, insurrection, war or other causes beyond the reasonable control of Landlord. If Landlord does not repair the damage from the casualty within the aforesaid period required under this subparagraph, then Tenant shall have the right (provided Tenant is not in default under the Lease beyond any applicable notice and cure period and Tenant cannot conduct its business operations within the Premises) to elect to cancel this Lease by giving written notice to Landlord, provided Tenant notifies Landlord in writing that "Landlord failed to cancel this Lease within the required time period of Article 15 and that Landlord's subsequent failure to void Tenant's notice of termination of the Lease within thirty (30) business days of Landlord's receipt of this correspondence shall be deemed Landlord's acceptance of Tenant's termination of this Lease". Accordingly, Landlord can only void Tenant's termination notice by delivery of the Premises in the condition required under this Article 15 within thirty (30) business days of Landlord's receipt of the termination notice. A copy of such notice must be simultaneously sent to Landlord's counsel (or such other parties as Landlord may from time to time designate) in accordance with the notice provisions of this Lease in order for such request to be deemed effective.

      16. Holding Over.

            (a)   Intentionally Deleted.

            (b) If Tenant holds over its possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the Lease (e.g., such holding over shall constitute a tenancy at will and shall not be construed as Landlord's consent for Tenant to hold over), but such holding over thereafter shall continue upon the covenants and conditions herein set forth, except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of (unless Landlord and Tenant are then currently in good faith negotiations for a renewal of the term of this Lease, the multiplier shall be 100%):

                  i)    1/12 of the highest annual rent rate set forth in
                        Article 1.8 of this Lease, times one hundred fifty percent (150%), plus

                  ii) 1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of the Lease, plus

                  iii) 1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this Lease had this Lease not expired, plus

                  iv) those other items of Additional Rent (not annual additional rent) which would have been payable monthly pursuant to this Lease, had this Lease not expired,

            which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy of the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

      17. Taxes on Tenant's Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called "Tenant's Property"). If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      18. Events of Default. The following shall be events of default by Tenant ("Event of Default") under this Lease (except with regard to Articles 18.2 and 18.7, it shall only be an Event of Default after Tenant has received fifteen
(15) days written notice of said default [unless said default is not reasonably capable of cure within said period, Tenant must undertake with all diligence, all necessary steps to cure same within said fifteen (15) days and thereafter continue to diligently pursue said cure to completion] and the aforesaid default has not been cured within the applicable cure period):

            18.1 Tenant shall fail to pay when due any Base Rent payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with the Building). Notwithstanding the foregoing, with regard to
Article 18.1, Landlord shall provide Tenant with written notice of such default and Tenant shall have ten (10) days after receipt of such notice of default to cure such default, provided, however, Landlord shall only be obligated to provide notice of a default under Article 18.1 two (2) times in any twelve (12) month period. If Tenant shall fail to pay when due any other sums payable by Tenant hereunder, including Additional Rent, Landlord shall provide Tenant with written notice of such default and Tenant shall have ten (10) days after receipt of such notice of default to cure such default.

            18.2 Tenant shall fail to comply with or observe any other provision of this Lease.

            18.3 Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors.

            18.4 Any voluntary or involuntary petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder. Notwithstanding the foregoing, the filing of an involuntary petition in bankruptcy shall not constitute an Event of Default, so long as the Tenant has moved within sixty
(60) days after such filing to dismiss such involuntary petition, and further provided that such application is thereafter granted by the United States bankruptcy court.

            18.5 A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder.

            18.6 Tenant shall desert or vacate the Premises, without continuing payments of Base Rent and Additional Rent in accordance with the terms of this Lease.

            18.7 Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

      19. Remedies. If there is an Event of Default by Tenant under this Lease, then without any notice or demand to Tenant whatsoever (other than that already given to Tenant under Article 18 hereinabove, where applicable), Landlord shall have the right (but not any duty) to exercise, on a cumulative basis (but without duplication of any costs or damages recoverable by Landlord, any or all of the following remedies:

            19.1 Landlord may continue this Lease in full force and effect, and proceed to collect all Rent when due.

            19.2 Without prejudice to any other remedy which Landlord may have, Landlord may continue this Lease in full force and effect and may enter the Premises under full and free license from Tenant, to expel or remove Tenant and any others who may be occupying or within the Premises, to remove any and all property therefrom, using such force as may be legally permissible, without being deemed in any manner guilty of trespass, eviction, forcible entry or detainer and relet all or any portion thereof to other parties for Tenant's account. Landlord shall not unreasonably refuse any proposed new tenant offered by Tenant. Tenant shall pay to Landlord on demand all reasonable costs Landlord incurs in entering the Premises and reletting them, including, without limitation, brokers' commissions, expenses of repairs and remodeling, reasonable attorneys' fees, and all other actual costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. During the term of any reletting, Tenant shall pay to Landlord the Rent due under this Lease on the dates due, less any net rents Landlord receives from any reletting.

            19.3 Provided Landlord has given any notice required (if any) under
Article 18 of this Lease, Landlord may terminate Tenant's rights under this Lease at any time by serving a written five (5) day notice of termination ("Notice of Termination"), which Notice of Termination shall not be effective until five (5) days after Tenant's receipt or rejection thereof. Landlord shall have the right to recover from Tenant all reasonable costs, expenses, losses and damages caused by, resulting from or incurred in connection with said default and/or termination including, but not limited to:

                  19.3.1 An amount equal to all unpaid Rent that had accrued prior to the time of termination of this Lease;

                  19.3.2 An amount equal to (a) the amount of Rent that would have accrued under this Lease between (i) the date of termination of this Lease, and (ii) the date the calculation is made under this Subsection 19.3.2 if this Lease had not been so terminated; less (b) any net amounts of rent actually received by Landlord with respect to such time period; plus

                  19.3.3 Intentionally Deleted.

                  19.3.4 An amount equal to (a) all actual costs and expenses, including but not limited to reasonable attorneys' fees, that have been incurred by Landlord prior to the date the calculation of said amounts is made.

            19.4 Landlord may send Tenant a written three (3) day notice from Landlord informing Tenant that three (3) days from Tenant's receipt or rejection thereof, without showing of need or the presence of any statutory or common law grounds, all of which requirements are hereby expressly waived, Landlord may have a receiver appointed to take possession of and relet the Premises, in accordance with Subsection 19.2. Tenant shall pay to Landlord on demand all costs Landlord incurs in connection therewith.

            19.5 Unless a shorter time period is provided for in any other Article of this Lease, Landlord may cure any default at Tenant's cost after five
(5) days prior written notice to Tenant. If Landlord at any time, by reason of Tenant's default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's Statement, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant. Said sum, together with interest thereon, shall be Additional Rent.

            19.6 Landlord may apply all or part of the Security Deposit, as provided in Section 3.4.

            19.7 Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

            19.8 Landlord may obtain an injunction by any court of competent jurisdiction restraining any threatened breach or any continuing breach of any of Tenant's covenants hereunder.

            Any right granted in this Section 19 to Landlord in the event of a default by Tenant hereunder shall apply to any extension or renewal of this Lease. No act or thing done by Landlord or Landlord's employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. No waiver by Landlord of any default of Tenant hereunder shall be implied from any inaction by Landlord on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. The receipt by Landlord of Rent with knowledge of the breach of any covenant of Tenant contained in this Lease shall not be deemed a waiver of such breach. If on the Lease Commencement Date #1 or thereafter during the Lease Term, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of any other lease(s) with Landlord or with Landlord's predecessor in interest, Landlord may, at Landlord's option and without notice to Tenant, add the amount of such arrearages to any monthly installment of Base Rent or Additional Rent payable hereunder and the same shall be payable to Landlord as Additional Rent.

      20. Attorneys' Fees. Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

      A. any action or proceeding by Landlord to terminate this Lease (if Landlord is successful in its action);

      B. any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding), if Landlord is successful in its action;

      C. any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving: payment of Rent and Additional Rent; computation of escalations; alterations or other Tenant's work; and subletting or assignment), after the expiration of any applicable notice and cure periods, whether or not Landlord commences any action or proceeding against Tenant; and

      D. any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Landlord is successful.

      Notwithstanding anything to the contrary contained in this Article, if Landlord is in default under this Lease beyond the applicable written notice and/or grace period, and the Tenant commences legal proceedings with regard thereto, the Landlord shall pay to Tenant (if Tenant is successful in it's action), within ten (10) days of the order of the appropriate court, all of such non-defaulting party's reasonable and actual attorneys' fees and disbursements and court costs or expenses of such legal proceeding.

      Tenant's and Landlord's obligations under this Paragraph 20 shall survive the expiration of the term hereof or any other termination of this Lease. This Paragraph is intended to supplements (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

      21. Security Interest. Intentionally Deleted.

      22. Liens. Tenant will not permit any lien to be placed upon the Premises, the Building or any improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. All persons contracting with Tenant for the construction and installation of improvements to or alteration or repair of the Premises and all materialmen, contractors, mechanics and laborers are hereby charged with notice that they must look to Tenant's interest in the Premises only to secure payment of any bill for work done or materials furnished during the Lease Term. In the case of the filing of any such lien, Tenant will promptly pay or otherwise discharge the same. If default in payment or discharge thereof shall continue for twenty (20) days after notice thereto from Landlord to Tenant, Landlord shall have the right at Landlord's option of paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

      23. Waiver of Subrogation. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Landlord, to the extent of the coverage of Landlord's policies of fire insurance, hereby waives its rights, if any, against Tenant with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Tenant, and (ii) Tenant, to the extent of the coverage of Tenant's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Landlord with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Landlord; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Landlord's or Tenant's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Landlord or Tenant (as the case may

be) to recover thereunder. If, at any time, Landlord's or Tenant's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Landlord or Tenant, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Landlord's or Tenant's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

      24. Tenant's Insurance. Tenant shall carry (at its sole expense during the Term):

            (i) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

            (ii) worker's compensation insurance required by applicable law; and

            (iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than Three Million and No/100 Dollars ($3,000,000.00) in primary liability coverage and Two Million and No/100 Dollars ($2,000,000.00) in excess liability coverage.

            Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenants insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors, provided that all such standards are equally applied to all the tenants of the Building. All said insurance policies shall be carried with companies licensed to do business in the state in which the Premises are located reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to Commencement Date #1 and Commencement Date #2 and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $50,000.00 deductible limit without Landlord's prior written consent. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand. If, due to the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor from Landlord and evidence of such loss. Landlord makes no representation that the minimum limits of liability specified to be carried by Tenant hereunder are adequate to protect Tenant. Landlord shall have the right at any time and from time to time during the term of this Lease (but not more then one [1] time in any calendar year and in no event [i] prior to the third [3rd] anniversary of the Lease term and [ii] by not more than $1,000,000.00 in the aggregate over the remainder of the Lease term) on not less than thirty (30) days' notice to Tenant to require that Tenant increase the amounts and/or types of coverage required to be maintained under this Article to the amounts and/or types of coverage then required by Landlord of tenants entering into new leases in the Building and are carried by similarly situated tenants in comparable buildings. Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building for not less than ninety-five percent (95%) of its replacement value against loss or damage due to fire and other casualties covered within the classification of fire and leakage, water damage and special extended coverage on the building. Such policy or policies shall otherwise be of a nature carried by owners of similar buildings located in the City of Newark, State of New Jersey.

      25. Brokerage. CRG REAL ESTATE SERVICES, LLC HAS REPRESENTED LANDLORD IN THIS TRANSACTION ("CRG") AND EQUIS CORPORATION HAS REPRESENTED TENANT IN THIS TRANSACTION ("EQUIS"). CRG AND EQUIS SHALL BE PAID A COMMISSION BY LANDLORD IN CONNECTION WITH THIS LEASE PURSUANT TO SEPARATE AGREEMENTS. Landlord and Tenant warrant to the other that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above, and Landlord and Tenant agree to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above.

      26. Building Name. Without the prior written consent of Landlord, Tenant shall not use the words "744 Broad Street" or the name of the Building for any purposes other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right to change the name or number by which the Building or the Project is designated, provided Tenant is notified in writing at least sixty (60) days prior thereto.

      27. Estoppel Certificates. Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such certifications and representations reasonably deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) business days following receipt of said certificate from Landlord, return a fully executed copy of said certificate to Landlord. If Tenant fails to return a fully executed copy of such certificate to Landlord within said period, Tenant shall have approved and confirmed all of the provisions contained in such certificate. In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant's default hereunder.

      28. Notices. Each provision of this Lease, or of any applicable laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

            28.1 All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Address set forth in Section 1.5 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, and

            28.2 Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in Article 1 or at such other address as either of said parties shall have theretofore specified by written notice delivered in accordance herewith.

                  Any and all notices to Landlord shall be also be sent to:

                  Larry H. Haber, Esq.
                  1330 Avenue of the Americas
                  25th Floor
                  New York, New York 10019

                  Any and all notices to Tenant shall be also be sent to:

                  Stuart S. Ball, Esq.
                  Littman Krooks Roth & Ball P.C.
                  655 Third Avenue
                  New York, New York 10017-5617

      29. Force Majeure. Any prevention, delay or stoppage of work or other obligation to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes thereof, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the control of either Landlord or Tenant, as the case may be, shall forgive the performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 29 shall excuse or delay Tenant's obligation to pay Base Rent, Additional Rent or other charges under this Lease, except as expressly provided for otherwise in the Lease.

      30. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      31. Amendments: Binding Effect. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be, and addressed to the other party, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

      32. Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant within any applicable notice and cure period, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

      33. Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      34. Joint and Several Liability. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

      35. Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

      36. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

      37. No Joint Venture. Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

      38. Intentionally Deleted.

      39. Evidence of Authority. If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

      40. Governing Law. This Lease shall be construed and interpreted in accordance with and governed by the laws of the state in which the Premises are located.

      41. Entire Agreement. This Lease constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to the Project.

      42. Exculpation. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder (excluding the return to Tenant of any remaining balance of the Security Deposit held by Landlord upon termination of this Lease if Landlord has fraudulently converted the Security Deposit), and Tenant shall look solely to Landlord's interest in the Building and any insurance or sale proceeds for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

      43. Covenants are Independent. Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

      44.Intentionally Deleted.

      45.Hazardous Materials.

            45.1 Tenant shall not cause or permit any Hazardous Material (as defined in Subsection 45.3 below), other than de minimus quantities for normal office use and cleaning (provided Tenant shall keep at the Premises, at all times, copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any regulating entity, if applicable), to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused by Tenant results in any contamination of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to the conditions existing prior to the introduction of such Hazardous Material to the Building; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

Notwithstanding anything to the contrary contained in the foregoing, if there are presently any asbestos ("Hazardous Material") in the Premises which are in violation of any applicable law, rule or regulation, Landlord shall remove, at its sole cost and expense, said Hazardous Material(s) or take such steps to make the Hazardous Material(s) comply with all applicable laws, rules or regulations and other requirements relating to any Hazardous Materials, which are imposed by any governmental authority ("Requirements") as of the Commencement Date #1 and Commencement Date #2. Supplementing the above, Tenant shall be obligated, at Tenant's own cost and expense, to comply with Requirements relating to Hazardous Material(s) which are hereafter imposed by any governmental authority, insofar as the same affect any materials or improvements installed or made by Tenant to the Demised Premises. Tenant further agrees, however, that in addition to its other obligations set forth herein relating to Hazardous Materials(s), if any, in the Demised Premises, in the event any Tenant's Work causes or results in said Hazardous Materials(s) to be in violation of an applicable law, rule or regulation, Tenant shall immediately remove, at its sole cost and expense, said Hazardous Materials(s) or take such steps to make the Hazardous Materials(s) comply with the applicable law, rule or regulation.

            45.2 Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting of the Premises if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

            45.3 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste" or similar term under the law of the jurisdiction where the property is located, or (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S.S. ss. 6901 et seq. (42 U.S.C. ss. 6903), or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9600 et seq. (42 U.S.C. ss. 9600).

            45.4 As used herein, the term "Laws" means any applicable federal, state, or local laws, ordinances, or regulation relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to in Subsection 45.3 above.

            45.5 Landlord and its employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Material contamination of the Building.

            45.6 Tenant agrees that it will cooperate with Landlord at Landlord's sole cost and expense (however, if Tenant has in any manner contributed to the necessity therefor, at Tenant's sole cost and expense) to permit Landlord to comply with the provisions of the New Jersey Industrial Site Recovery Act ("ISRA"), if applicable, or any similar applicable laws, prior to its termination of any activities in the Premises or the expiration of the term of this Lease, whichever is earlier. If in connection with a sale, transfer, or mortgage of the Building by Landlord or other transaction by the Landlord where Landlord is required or deems it desirable to comply with ISRA, Tenant will at Landlord's sole cost and expense cooperate with Landlord and provide any reasonable information reasonably requested by Landlord to comply with ISRA or to obtain a Letter of Nonapplicability.

      46. Effect of Conveyance. If Landlord shall sell or lease the Building, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed (without further agreement between the parties hereto or between the parties to such conveyance) that the purchaser or lessee of the Building has assumed and agreed to carry out all the obligations of Landlord hereunder, provided the purchaser or lessee of the Building has assumed the obligations of Landlord under this Lease in writing.

      47. Easements. Any diminution or obstruction of light, air or view by any structure which may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord. Tenant shall not acquire any right or easement for the use of any door or passageway in any portion of the Building or the Project, except the easement of necessity for ingress and egress, if any, in the doors and passageway(s) directly connecting with the Premises.

      48. Waiver of Right of Redemption. Tenant, for itself and all persons claiming through or under Tenant, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action or ejectment under any provision of law, after re-entry thereupon by Landlord, or after any warrant to dispossess or judgement in ejectment. If Landlord shall acquire possession of the Premises by summary proceedings or in any other lawful manner without judicial proceedings, it shall be deemed a "re-entry" as that term is used herein.

      49. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS (EXCEPT FOR COMPULSORY OR STATUTORY COUNTERCLAIMS) IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED OF TENANT HEREUNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THE SUBJECT.

      50. Interpretation. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

      51. No Recordation of Lease. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

      52. Electric Current.

            Tenant acknowledges and agrees that no utilities or other services have been included in the Rent and that Landlord shall have no obligation to furnish or supply electricity, heat, air conditioning, water or any other utility or service to or for the Demised Premises other than as specifically set forth in this Article 52 and this Lease.

            For Premises #1, subsequent to the date PSE&G upgrades the electrical capacity of the Building, Tenant shall have the option to obtain its electricity as provided for in Section 52.1 or Tenant may, at its sole option, purchase electric current at its own cost and expense from the public utility serving the building for all of its electrical requirements, using existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. Tenant shall pay the bills of said utility pursuant to the meter to be installed by Tenant, and Tenant's failure to pay the same when due shall be deemed a default under this lease. At any time during the term Landlord may at its option (provided appropriate measuring devices and associated equipment are installed by it at its sole cost and expense) supply Tenant's electric service by meter, and Tenant covenants and agrees in such instance to purchase its electric service requirements at rates set by Landlord, provided that such rates shall not exceed those at which Tenant could purchase such service directly. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the existing electrical conductors and equipment or other electrical facilities in or serving the Demised Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant promptly upon demand.

            52.1 Until such time as Tenant has installed all meters and equipment necessary to purchase electric current at its own cost and expense from the public utility for Premises #1 as provided for in the preceding paragraph, Landlord shall supply Tenant and Tenant shall pay Landlord, as Additional Rent, electricity for all of Tenant's electrical needs for both Premises #1 and Premises #2 including, but not limited to, the air conditioning units (if any) serving the Demised Premises during the normal business hours referred to below, (i.e., there shall be no separate charge to Tenant for such electricity by way of measuring the same on any meter or otherwise during the normal business hours referred to below). The cost of furnishing electricity to Tenant shall be as estimated in this Paragraph, subject, however, to all of the other provisions of this Article. Initially, an estimate of $789.67 [$2.00 psf per annum x 4,738 square feet / 12] shall be charged to Tenant as the monthly charge for Landlord's service of furnishing electricity to Premises #1 (such amount, as the same may be increased pursuant to any of the provisions of this Article, being hereinafter referred to as the "electric factor") for use during normal business hours of 8:00 a.m. to 6.00 p.m., Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays. An estimate of $2,510.13 [$1.50 psf per annum x 20,081 square feet / 12] shall be charged to Tenant as the monthly charge for Landlord's service of furnishing electricity to Premises #2 (such amount, as the same may be increased pursuant to any of the provisions of this Article, being hereinafter referred to as the "electric factor") for use during normal business hours of 8:00 am. to 6:00 p.m., Mondays through Fridays, and 9:00 am. to 1:00 p.m. on Saturdays. The foregoing charges are referred to as the "Electric Charge". At any time after Tenant takes possession of Premises #1 or Premises #2, Landlord may cause a survey to be prepared by a reputable, independent electrical consultant to be selected by Landlord, the cost of which survey shall be borne equally by Tenant and Landlord. The purpose of said survey shall be to determine the appropriate charge to Tenant for electricity to be charged as Additional Rent taking into account the full electric service including the estimated demand based upon the connected load necessary or useful for Tenant's operation of all equipment, lighting and other installations, including, without limitation, air conditioning, heating and ventilation and any additional hours in excess of normal business hours during which the Demised Premises are in use (e.g., after hours air conditioning). When the charge for the electricity has been so determined as a result of such survey, the Additional Rent charge shall be increased (but in no event decreased) by the difference between the charge per annum determined by the survey and the estimated electric factor, effective as of first day of the first month subsequent to the date of the survey.

      The electric factor shall, from time to time, be determined based on a rate equal to Landlord's cost [including Landlord s administrative costs relating to same, inclusive of any taxes included in or applicable to such rates, for supplying all electricity consumed at the Demised Premises, as determined by readings, from time to time throughout the Term, of Tenant's check meter(s) [hereafter "Checkmeter"]. Landlord shall install the Checkmeter for the Demised Premises, the cost of same to be borne equally by Landlord and Tenant. Tenant shall, at its own cost and expense, be responsible for the maintenance, repair and replacement (if necessary) of said meter.

            52.2 Tenant's use of electricity in the Demised Premises shall not at any time exceed six (6) watts per rentable square foot, and Landlord agrees that at no time during the term of this Lease, shall the electrical capacity available at the Premises be less than six (6) watts per rentable square foot. In order to insure that such capacity is not exceeded and to avert a possible adverse effect upon the Building electric service, Tenant shall not, without Owner's prior written consent in each instance, make any alteration or addition to the electric system of the Demised Premises. Should Owner grant such consent (not to be unreasonably withheld, delayed or conditioned), all additional risers or other equipment required therefor shall be installed by Owner at Tenant's sole cost and expense, payable as Additional Rent within ten (10) days of Landlord's written demand. As a condition to granting such consent, Owner may require that Tenant agree to an increase in the Base Rent by an amount which will reflect the additional service to be furnished by Owner, that is, the potential electric energy (connected load) to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. Such increase shall be determined on the basis of the value of furnishing and installing any additional equipment or electrical facilities.

            52.3 If the public utility rate schedule for the supply of electric current to the Building shall be increased at any time after the date hereof, or if there shall be a change in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric current, or if there shall be a change in the space constituting the Demised Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant adds any machinery appliances, or equipment (other than ordinary business equipment, e.g., faxes, copiers and desk top computers), the Base Rent herein reserved shall be equitably adjusted to reflect the resulting increase but at no less than Owner's cost therefor and the amount set forth in Paragraph 52.1 hereof shall also be adjusted accordingly. If Owner and Tenant cannot agree thereon, the amounts of such adjustments shall be determined based on standard practices, by an independent electrical engineer, to be selected by Owner and paid by Owner. When the amounts of such adjustment are so determined, the parties shall execute an agreement supplementary hereto to reflect such adjustments in the amount of the Annual Rent stated in this Lease and in the amount set forth in Paragraph 52.1 hereof effective from the date of the increase or decrease of such usage as determined by such electrical engineer, or as the case may be, from the effective date of such increase or decrease in the public utility rate schedule; but such adjustments shall be effective from the commencement date of the Lease or the date of the survey, whichever is applicable whether or not such a supplementary agreement is executed.

            52.4. Owner reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon sixty (60) days prior written notice to Tenant for Tenant to arrange to obtain electric service from the public utility company furnishing electric service from the building. However, Owner shall not discontinue electric service to the Premises unless and until Tenant secures same from the public utility; provided that Tenant proceeds with diligence to obtain such electric service following Owner's notice. If Owner exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby except only that, from and after the effective date of such termination, Owner shall not be obligated to furnish electric energy to Tenant and the Additional Rent payable under this Article shall be accordingly reduced by such amount then payable by Tenant under this Article per annum. If Owner so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers, and wiring to the extent that the same are available, suitable, and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring, and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Owner at its expense.

            52.5. If any sales tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State, or Municipal Authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro-rata share of such sales taxes shall be reimbursed by Tenant to Landlord.

            52.6 Owner shall have the right to procure periodic surveys made by an independent utility consultant selected by Owner (the cost of which shall be shared equally by Landlord and Tenant) and if such utility consultant determines that there has been an increase in Tenant's use of electrical current or additional equipment or machinery have been installed within the Demised Premises then the provisions of Paragraph 52.3 shall be applicable in accordance with the terms thereof. In the event that either a survey by Landlord or a reading of the Checkmeter indicates that the Electric Charge then being paid by Tenant is not sufficient for Tenant's electrical usage, Landlord will forward to Tenant a statement showing Additional Rent due as a result of such comparison over the amount then payable, and Tenant shall pay to Landlord the full amount of such deficiency within fifteen (15) days after the rendition of such Landlord's statement. Thereafter, the monthly Electric Charge payable by Tenant shall be that charge indicated in the aforesaid Landlord's statement.

            52.7 If Tenant shall require electricity beyond the normal business hours specified above or for purposes other than as specified in this Article, the Additional Rent charge shall be adjusted to reflect the resulting increases in Landlord's cost in providing electricity to the Demised Premises, and the electric factor shall also be adjusted accordingly. Tenant has reviewed the electrical capacity available to the Demised Premises and represents to and for the benefit of Landlord that it is satisfied therewith.

            52.8 Except as otherwise provided for in this Lease, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if: (i) the supply of electricity to the Demised Premises is interrupted; (ii) the quantity or character of electricity is changed or is no longer available or suitable for Tenant's requirements; or (iii) Tenant objects to, is inconvenienced by or otherwise affected by any requirement of the public utility company serving the Building. Tenant will comply with the general rules, regulations, terms, conditions and requirements of the public utility supplying electricity to the Building that may now or hereafter be applicable thereto. Tenant shall enter into such modifications of this Lease as Landlord may from time to time request in connection with any requirement of any public utility or any requirement of law pertaining to electrical consumption or service, or charges therefor. If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Base Rent or Additional Rent or damages for any interruptions in service occasioned thereby or resulting therefrom. Subject to the terms and provisions of Article 5.9 of this Lease, if Landlord fails to use the aforesaid reasonable diligence and a material interruption in service continues for twenty (20) business days after written notice from Tenant to Landlord detailing the interruption in service, then Base Rent and Additional Rent shall be abated thereafter until such material interruption in service is cured by Landlord.

            52.9 Notwithstanding anything to the contrary contained in this
Article 52, in the event, subsequent to the survey(s) referred to herein, Tenant is not reasonably satisfied with the results thereof, Tenant shall notify Landlord of same in writing, including the basis for Tenant's objection(s) ("Tenant's Disapproval Notice") within five (5) business days of its receipt of the results of the survey. Within seven (7) business days of Landlord's receipt of Tenant's Disapproval Notice, Landlord shall either (i) accept the those items specified by Tenant in Tenant's Disapproval Notice or (ii) object to Tenant in writing, specifying the reason(s) Landlord objects to Tenant's Disapproval Notice. If Landlord objects to Tenant's Disapproval Notice, Landlord and Tenant shall meet within five (5) business days thereafter in an attempt to resolve the outstanding items within Tenant's Disapproval Notice, and if Landlord and Tenant cannot agree thereon at such meeting, the revised Electric Charge Date shall be decided by arbitration before the American Arbitration Association.

      53. Intentionally Deleted

      54. Tenant's Work. This Article 54 shall not apply to any work performed by Landlord pursuant to Exhibit E hereof.

      A. Prior to Tenant's commencing any work pursuant to this Article or any structural work or work relating to the building's systems in the Demised Premises, Tenant shall submit to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld or delayed, drawings, plans and specifications including, but not limited to, plans for the entranceways, use of window areas, signage and other architectural plans (herein collectively referred to as "Tenant's Plan") for or in connection with the improvements, installations, additions, alterations and decorations to be made by Tenant (herein collectively referred to as "Tenants Work"). Tenant shall also submit to Landlord for its written approval a list of contractors, subcontractors, and copies of contracts and subcontracts for Tenant's Work ("Tenant's Contracts"). Tenant's Plan shall be fully detailed, shall show complete dimensions, shall not require any changes in the structure of the building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the Demised Premises. Landlord's consent shall not be required for decorative or non-structural work of Tenant (other than wallpaper or paneling or non-structural work which by applicable law requires a permit) costing less than $25,000.00 in the aggregate, which does not affect any Building systems or structure of the Building [unless the paint used is a color other than white or off-white], however, Landlord must receive no less than three (3) business days written notice of said decorative work along with proper certificates of insurance from the contractor).

      B. Within ten (10) business days after submission to Landlord of Tenant's Plan and Tenant's Contracts, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, within ten (10) business days after Landlord's notification, return to Landlord appropriate corrections thereto. Such corrections shall be subject to Landlord's approval. Tenant shall pay to Landlord, promptly upon being billed, any reasonable charges or expenses Landlord may incur in reviewing Tenant's Plan and Tenant's Contracts and/or insuring compliance therewith.

      C. Tenant further agrees that Tenant shall not make any changes (except to a deminimus extent) in Tenant's Plan or Tenant's Contracts subsequent to approval by Landlord unless Landlord consents to such changes which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall pay to Landlord all costs and expenses caused by such changes which Landlord may incur or sustain in Landlord's Work (if any) or in the performance by Landlord of any construction or work it is performing in the Building; Landlord shall have the right to refuse to consent to any such changes if in the reasonable judgment of Landlord or Landlord's Architect (defined below) such changes materially deviate from Tenant's Plan theretofore approved by Landlord in a manner that will adversely affect the structural integrity of the Building or the proper functioning of any Building systems or otherwise violate the terms of this Lease. Any charges payable under this Section C or the preceding Section B shall be paid by Tenant from time to time within twenty (20) days following as Additional Rent, whether or not the Rent Commencement Date has occurred.

      D. Following compliance by Tenant with its obligations under the foregoing Sections and approval of Tenant's Plan and Tenant's Contracts by Landlord, Tenant shall commence Tenant's Work and it shall proceed diligently with same, in order to complete same within a reasonable period of time using new first class materials and in a good and workmanlike manner.

      E. Tenant agrees that in the performance of Tenant's Work (a) neither Tenant nor its agents or employees shall interfere with the work being done by Landlord and its contractors, agents and employees, (b) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents, contractors or employees, (c) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord's judgment the labor is incompatible Tenant shall forthwith upon Landlord's demand withdraw such labor from the premises, (d) that prior to commencing Tenant's Work, Tenant shall procure and deliver to Landlord worker's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant's Work, and shall upon Landlord's request cause Landlord, its managing agent, and any holder of a Superior Mortgage and lessor under a Superior Lease to be named as an additional insured thereunder, (e) that prior to commencing Tenant's work, Tenant shall obtain the necessary consents, authorizations and licenses from municipal or any other government authorities having jurisdiction of the Building or premises necessary for Tenant's operations, improvements and alterations and that no work shall be started or equipment installed unless and until all necessary consents, authorizations and licenses shall have been obtained by Tenant and by Tenant's contractors, (f) that Tenant shall hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents, contractors and employees, (g) that Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the Demised Premises and Tenant immediately shall correct at Tenant's sole cost and expense any nonconforming work, (h) that Tenant promptly shall pay for Tenant's Work in full, to the extent payable under any contract with respect to Tenant's Work between Tenant and any third party hereunder, and to the extent that such payment is not the responsibility of landlord, and, at Landlord's option, that Tenant shall provide for the removal and/or bonding of any lien to attach to the Demised Premises or the Land and/or Building.

      F. In the event that the "hard" cost of Tenant's Work shall exceed $50,000.00, in addition to complying with all other provisions hereof, Tenant shall (a) furnish Landlord with a contract in assignable form made with a reputable and responsible contractor, providing for the completion of all work, labor and materials necessary to complete Tenant's Work in accordance with Tenant's Plan; and (b) furnish Landlord with an assignment of the contract so furnished, duly executed and acknowledged by Tenant, by its terms to be effective upon any termination of this Lease or upon Landlord's re-entry upon the Demised Premises following a default by Tenant beyond applicable notice and grace periods prior to the complete performance of such contract, such assignment also to include the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment.

      G. Landlord may, at any time and from time to time, at Tenant's reasonable expense, in addition to any other right of access given to Landlord pursuant to the terms of this Lease, enter upon the Demised Premises with one or more engineers and/or architects of Landlord's selection (collectively, "Landlord's Architect") to determine the course and degree of completion of Tenant's Work and its compliance with Tenant's Plan and the terms and conditions of this Lease.

      H. Notwithstanding anything to the contrary contained in the foregoing, if there are presently any asbestos ("Hazardous Material") in the Premises which are in violation of any applicable law, rule or regulation, Landlord shall remove, at its sole cost and expense, said Hazardous Material(s) or take such steps to make the Hazardous Material(s) comply with all applicable laws, rules or regulations and other requirements relating to any Hazardous Materials, which are imposed by any governmental authority ("Requirements") as of Commencement Date #1 and Commencement Date #2 (as the case may be). Supplementing the above, Tenant shall be obligated, at Tenant's own cost and expense, to comply with Requirements relating to Hazardous Material(s) which are hereafter imposed by any governmental authority, insofar as the same affect the Demised Premises. Tenant further agrees, however, that in addition to its other obligations set forth herein relating to Hazardous Materials(s), if any, in the Demised Premises, in the event any Tenant's Work causes or results in said Hazardous Materials(s) to be in violation of an applicable law, rule or regulation, Tenant shall immediately remove, at its sole cost and expense, said Hazardous Materials(s) or take such steps to make the Hazardous Materials(s) comply with the applicable law, rule or regulation.

      I. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanics's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Premises or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.

      J. Tenant covenants and agrees that it shall make improvements and alterations to the Demised Premises as set forth below. Tenant acknowledges that Tenant's agreements as herein set forth constitute a substantial obligation of Tenant and a material inducement for Landlord to enter into this Lease and but for this inducement Landlord would not enter into this Lease. A breach of this covenant shall be deemed a material default under the Lease. Accordingly, Tenant shall, subject to Landlord's approval as required under this Article, perform the following work to the Demised Premises:

      Tenant shall reinforce the floor load capacity of any area of the Demised Premises which contains telecommunications equipment of Tenant not supported by the fifty (50) pound per square foot floor load of the Premises ("Reinforcement") at Tenant's own cost and expense. Tenant shall give Landlord no less than ten (10) business days prior written notice of the Reinforcement with copies of proposed plans for Landlord's approval, which shall not be unreasonably withheld or delayed. As-built plans shall be submitted to Landlord by Tenant upon the completion of the Reinforcement. The Reinforcement shall not interfere with the use of the Building by other tenants and shall be done at times other than Regular Business Hours.

      K. Without in any manner whatsoever limiting the terms and provisions of this Article, Tenant herein must supply copies of the following items and comply with all proper codes which compliance shall include but not be limited to:

            1. Architectural and mechanical plans are reviewed for compliance with Building Standard and Newark Building Code.

            2. Insertion of appropriate standard Building Department notes and details.

            3. Certification by a professional engineer as to compliance with the Building Code.

            4. Filing plans and specifications with the Department of Buildings and processing to approval.

            5. Making controlled inspection of air conditioning system, complete inspection of entire installation and filing any applicable forms indicating proper completion of said installation with the Department of Buildings. Tenant shall obtain final approval from any required governmental agency, an approved Certificate of Completion ("Completion Certificate"), to be filed by Tenant with the Department of Buildings.

      A Tenant installation will not be considered complete until an approved Completion Certificate is filed with the Department of Buildings.

      L. Subsequent to the delivery of Premises # 1 to Tenant as provided for in this Lease, Tenant may commence to perform Tenant's Work to Premises #1, on the condition that when such work is performed it is done (i) in accordance with this Article 54, (ii) in accordance with the rules and regulations of the Building and (iii) so as to not interfere with the performance of the Tenant Improvements or Landlord's Work referred to in Exhibit "E".

      55. Cleaning.

            A. Tenant shall clean Premises #1 at Tenant's sole cost and expense. Tenant shall be allowed to select its own cleaning contractor, who shall be reasonably satisfactory to Landlord, and develop its own cleaning specifications with rubbish removal to be included in its specifications. Tenant agrees that Tenant's cleaning contractor shall maintain liability insurance at a level consistent with the industry and that said policy shall name Landlord and Landlord's Managing Agent as additional insureds.

            B. Supplementing Landlord's obligations to clean Premises #2 pursuant to Article 5.1 of this Lease, the entire Demised Premises, including the interior of the windows, are to be kept neat by Tenant, at its sole cost and expense, in a manner reasonably satisfactory to Landlord. Tenant agrees that it will independently contract for the removal of all rubbish, refuse, garbage and waste from the Demised Premises other than ordinary quantities thereof. The removal of such rubbish, refuse, garbage and waste shall be subject to such rules and regulation as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building, provided the same are uniform, and nondiscriminatory. Tenant further agrees not to permit the accumulation (unless in concealed metal or plastic containers) of any rubbish or garbage in, on or about any part of the Demised Premises and not to permit any garbage or rubbish to be stored, collected or disposed of from the Demised Premises except only during the hours from 7:00 p.m. to 6:00 a.m. All of Tenant's garbage and refuse shall be stored in a designated storage area within the Demised Premises. Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, the street and sidewalk adjacent to or abutting upon the Demised Premises.

            C. As an essential inducement to Landlord to enter into this Lease, Tenant agrees that no supplies or deliveries, nor any of Tenant's refuse or rubbish, shall be kept or permitted to be kept in any area outside of the Demised Premises. Tenant acknowledges that no other portion of the Building, of which the Demised Premises are a part, is included within the Demised Premises and Tenant shall have no right to utilize the same for any purposes whatsoever.

            D. Tenant covenants that Tenant shall, at is own cost and expense, diligently keep the Demised Premises free and clear of any odor, rats, mice, insects and other vermin. In furtherance thereof, Tenant shall employ an exterminator on a monthly basis, among others, who will utilize the best prevailing method for the prevention of any odor from any source, or infestation, by and extermination of, said animals and insects. If, in Landlord's reasonable judgment, Tenant shall fail to satisfactorily carry out the provisions of this paragraph, Landlord may, but shall not be obligated to, employ an exterminator or other service, and the cost and expense incurred by Landlord for such exterminator or other service shall be repaid to Landlord by Tenant, on demand, and such amounts so repayable shall be considered as Additional Rent.

            E. Tenant, at its own cost and expense, shall install and maintain all equipment and appliances as may be required by, and otherwise fully comply with, all applicable governmental codes and regulations (including, but not limited to, the Newark City Fire Department, the New Jersey Board of Fire Underwriters and Fire Insurance Rating Organization) and as required by Landlord's insurers, including but not limited to fire extinguisher appliances and systems except that nothing contained herein shall require Tenant to make structural changes to the Demised Premises unless such changes are required as a result of Tenant's use (as opposed to Tenant's permitted use), manner of use of the Demised Premises or changes made to the premises by Tenant.

            F. Landlord represents that the air-conditioning (if any) in the Demised Premises is in working order on Commencement Date #1 or Commencement Date #2 (as the case may be) and, thereafter, Landlord, at its sole cost and expense, shall maintain and repair the air-conditioning unit in the Demised Premises. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall procure, in a prompt and diligent manner at its sole cost and expense, a service contract for any supplemental unit installed in the Premises by Tenant, and supply a copy of same to Landlord and its managing agent. In addition, Tenant acknowledges and agrees that all unit(s) within the Premises (whether now existing or hereinafter installed by either party) are the property of Landlord, and shall remain at the Demised Premises upon the termination of this Lease.

      56. Guaranty. Intentionally Deleted.

      57. Landlord's Managing Agent. Tenant agrees that all of the representations, warranties, waivers and indemnities made in this Lease by Tenant for the benefit of Landlord shall also be deemed to inure and to be for the benefit of CRG Management, LLC, its officers, directors, employees and independent contractors.

      58. Cancellation. As long as this Lease is in full force and effect and the Tenant is in actual occupancy of not less than one hundred (100%) percent of the Demised Premises (i.e., there are no subtenants or assignees), Tenant shall have the one (1) time right, to be exercised by an unconditional and unequivocal written notice (the "Election Notice") received by Landlord not later than the date which is nine (9) months prior to the seventh (7th) anniversary of Commencement Date #2 to elect to terminate and cancel the remaining term of this Lease to the Demised Premises effective on the seventh (7th) anniversary of the Lease ("Cancellation Date"). Once exercised, the Cancellation Date shall be deemed to be the Expiration Date as if same were originally set forth herein. The Election Notice shall expressly refer to this Article of this Lease. In order for the Election Notice to be effective, Tenant shall continue to pay, in a timely manner, all Base Rent and Additional Rent to the Landlord through the Cancellation Date. In addition to the foregoing, in order for the Election Notice to be effective, Tenant shall, no less than six (6) months prior to the Cancellation Date, submit a check to Landlord, representing Landlord's unamortized costs of (i) brokerage commissions, (ii) all free rent concessions,
(iii) Tenant Improvement Costs, including the "Premises #1 Improvement Allowance" and the Office Improvement Allowance, as defined in Exhibit "E" annexed hereto, (iv) Landlord's Work, as defined in Exhibit "E", (v) Landlord's reasonable legal fees incurred in connection with this Lease, (vi) the Additional Space Improvement Allowance as defined in Article 61 hereinafter and
(vii) any other work or contribution made by Landlord pursuant to Article 61 hereinafter. In the event the Tenant shall elect not to terminate this Lease as provided for in this Article, all the terms, covenants, and conditions of this Lease shall remain in effect and unmodified.

      59. Option to Renew. A. If Tenant is in actual occupancy of the Premises (i.e., Tenant has not assigned this Lease [other than to an affiliate, subsidiary or parent of Tenant] or sublet any portion greater than fifty percent [50%] of the Premises other than to an affiliate, subsidiary or parent of Tenant), and if immediately prior to the expiration of the term of the Lease, said Lease shall be in full force and effect and Tenant is not in default under any of the provisions contained herein (beyond all applicable notice and grace periods) and further provided Tenant, not less than one (1) year prior to the expiration of the initial Lease term, shall have given Landlord written notice of the election of Tenant to accept a renewal of the Lease, then Landlord shall grant to Tenant and Tenant shall accept a renewal of the Lease. Said renewal shall be for a further term of five (5) years from the date of expiration of the term ("Renewal Term") and shall be on the same covenants, agreements, terms and provisions as provided for in this Lease Agreement, including the payment of Additional Rent, except that the Base Rent for the Renewal Term shall be fixed by agreement not later than four (4) months prior to the date on which the first monthly installment of such Base Rent shall first become payable or, if Landlord and Tenant cannot agree by that time, then by arbitration pursuant to the provisions of Article 60 hereof at 100% of the then fair market value ("Renewal FMV") of the Demised Premises for the Renewal Term exclusive of fixtures, equipment and improvements installed or erected by or on behalf of Tenant, but not less than Tenant's then net effective rental (Base Rent plus escalations as provided for in Articles 1.15 and 4 and of this Lease, annualized) as of the expiration date of the First Renewal Term. If the Base Rent for the Renewal Term shall not have been fixed on or prior to the date the same shall first become payable, Tenant shall pay an interim rental at the rental rate last in effect until the arbitration shall have been completed, after which Landlord and Tenant shall make appropriate adjustment of such interim rent, such adjustment to be as of the commencement date of the Renewal Term. In the event that Renewal FMV is applied, Tenant shall receive a new Base Tax Year, which shall be the calendar tax year starting January 1, 2010 and ending December 31, 2010 (however, the provisions of Article 4F shall not apply) and the Base Rent shall increase annually as provided for in Article 1.15 of this Lease.

      60. Arbitration. The party desiring arbitration as provided in Article 59 hereof shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. Each arbitrator chosen pursuant to this Article 60 shall be a member of the American Institute of Real Estate Appraisers, and shall have at least ten
(10) years of real estate appraisal experience within the City of Newark. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within thirty (30) days after the second arbitrator is appointed, said arbitrators shall not agree upon the question in dispute, they shall each set forth their determination of Renewal FMV and themselves appoint a third arbitrator; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon with a further period of fifteen (15) days. If the parties do not so agree, then either party, on notice to the other, may request such appointment by the then President of the Real Estate Board of Newark (or its equivalent or any organization successor thereto), or in his absence, failure, refusal or inability to act, then either party, on notice to the other, may apply to the Superior Court in the County of Essex for the appointment of such third arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The third arbitrator shall determine the Renewal FMV by selecting the Renewal FMV proposed by one of the other arbitrators, and such shall be the Renewal FMV. The decision of the arbitrator so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator.

      61. Right of First Refusal. At any time during the period beginning with Commencement Date #1, provided that this Lease shall be in full force and effect and Tenant not in default under any of the provisions contained herein (beyond all applicable notice and grace periods), Landlord agrees to give Tenant written notice of any offer ("Expansion Notice") Landlord may receive for the leasing of the contiguous space on the tenth (10th) floor of the Building ("Additional Space"). Tenant, within five (5) business days of the delivery of said notice (time being of the essence), shall notify the Landlord whether it wishes to lease the Additional Space. The term of the Lease for the Additional Space shall be for the remaining term of this Lease, on the same covenants, agreements, terms and provisions as provided for in this Lease Agreement, including the payment of Additional Rent, except that:

      (i) Tenant acknowledges that it shall be taking the Additional Space "as is", but for Landlord (a) abating any asbestos within the Additional Space in accordance with applicable law and (b) providing Tenant with either, at Landlord's sole option (1) an improvement allowance of $35.00 per square foot for the Additional Space to improve the Additional Space with Landlord having no responsibility to delivering a central HVAC system, ductwork and control wiring for the Additional Space, which shall be Tenant's sole responsibility to provide and install or (2) an improvement allowance of $30.00 per square foot for the Additional Space to improve the Additional Space with Landlord having the responsibility to delivering a central HVAC system (exclusive of ductwork and control wiring, which shall be provided by Landlord but included in the Additional Space Improvement Allowance). Regardless of which option Landlord exercises, the foregoing contribution shall be referred to as the Additional Space Improvement Allowance, and same shall be paid to Tenant in the same manner as the Premises #1 Improvement Allowance (as hereinafter defined) is paid to Tenant pursuant to Exhibit E. Notwithstanding anything to the contrary contained in the foregoing, the Additional Space Improvement Allowance for the Additional Space shall be reduced pro-rata for each and every day that the commencement date of the term for the Additional Space begins beyond Commencement Date #2;

      (ii) the Base Rent for the Additional Space shall be the Base Rent then payable (on a per square foot basis) for Premises #2, subject to and including all adjustments and escalations as provided for in this Lease; and

      (iii) provided Tenant is not in monetary or material nonmonetary default under the terms, covenants and conditions of this Lease (beyond the expiration of any applicable notice and cure period) Tenant shall have the right to use and occupy the Additional Space free of Base Rent, for a period beginning with the commencement date of the term for the Additional Space through and including the following four (4) months thereafter (the "Additional Space Free Rent Period") [but Tenant shall pay all Additional Rent and any direct charges attributable to the Additional Space during the Additional Space Free Rent Period]. Notwithstanding anything to the contrary contained in the foregoing sentence, the Additional Space Free Rent Period shall be reduced pro-rata for each and every day that the commencement date of the term for the Additional Space begins beyond Commencement Date #2.

            In the event Tenant so elects, Landlord and Tenant shall immediately thereafter enter into an amendment of this Lease to reflect the expansion of the Premises to include the Additional Space. Tenant acknowledges and agrees that in the event Tenant elects to not lease the Additional Space as provided for herein, Tenant shall thereafter waive any and all future rights to receive an Expansion Notice to lease the Additional Space.

            If, at any time during the period beginning with Commencement Date #1 through and including eighteen (18) months thereafter, and provided that this Lease shall be in full force and effect and Tenant is not in default under any of the provisions contained herein (beyond all applicable notice and grace periods), Landlord agrees to give Tenant written notice of any bona-fide offer ("Fifth [5th] Floor Expansion Notice") Landlord may receive for the leasing of the availability of space on the fifth (5th) floor of the Building ("Additional Expansion Space"). Tenant, within five (5) business days of the delivery of said notice (time being of the essence), shall notify the Landlord whether it wishes to lease the Additional Expansion Space pursuant to the terms and provisions of this Article. The term of the Lease for the Additional Expansion Space shall be for the remaining term of this Lease and on the same covenants, agreements, terms and provisions as provided for in the this Lease Agreement and the Fifth [5th] Floor Expansion Notice, except as otherwise provided for herein. Notwithstanding anything to the contrary contained in the foregoing, in no event shall the Base Rent payable by Tenant for the Additional Expansion Space be less than the greater of the (i) Base Rent then payable (on a per square foot basis) for Premises #2, subject to and including all adjustments and escalations as provided for in this Lease and (ii) the then fair market value for the Additional Expansion Space. As to any free rent concession or Landlord contribution to build-out the Additional Expansion Space, Landlord and Tenant agree Tenant shall not receive any amount in excess of that provided to Tenant under this Lease on a per square foot basis. If Landlord and Tenant cannot agree within the five (5) day period as to the fair market value, then same shall be decided by arbitration pursuant to the provisions of Article 60 hereof at 100% of the then fair market value ("Renewal FMV") of the Demised Premises for the Renewal Term exclusive of fixtures, equipment and improvements installed or erected by or on behalf of Tenant, but not less than Tenant's then net effective rental (Base Rent plus escalations as provided for in Articles 1.15 and 4 of this Lease, annualized) as of the expiration date of the First Renewal Term.

      62. Generator. Landlord currently intends to erect a "generator farm" ("Farm"), at a location on or adjacent to the Building's loading dock, for the housing of tenant generators. Tenant acknowledges and agrees that the erection of the Farm is not an obligation of Landlord under this Lease and Tenant shall have no rights under this Lease, at law or in equity, to compel Landlord to erect such Farm. In the event that Landlord erects such Farm, Landlord shall (i) construct a steel structure (or other type of structure) on which a generator of up to 750 KVA can be installed ("Generator") and (ii) install a diesel fuel tank and ancillary equipment (to be used, if possible, in common with other generators located in the Farm) in a concrete vault with sufficient capacity to supply fuel for up to twenty-three (23) hours of operation (subject however, to Tenant's load requirement) and which shall be metered to measure Tenant's individual usage. In addition, Tenant shall pay to Landlord, within ten (10) days of Landlord's written request therefor accompanied by supporting invoices,
(i) the cost for the tank and all costs associated with installation thereof and
(ii) Tenant's pro-rata share of the total cost of the steel (or other) structure, including any installation costs relating thereto. In no event shall Tenant's installation costs under this Section 62 exceed $62,500.00. In addition to Tenant being responsible for any fuel usage and the aforesaid installation costs, Tenant shall be charged a fee of $1 500.00 per month, as Additional Rent, for use of the Farm. Under the supervision of Landlord and at Tenant's sole cost and expense, Tenant shall (i) complete the installation of the Generator and
(ii) the connection of the electricity from the Generator to the Premises in accordance with all of the provisions of Article 54 herein, the plans and specifications therefor approved by Landlord and any other reasonable rules and regulations of the Building. Tenant shall also be responsible for the cost of the installation, service, repair, replacement and maintenance of the Generator and related equipment, cabling, conduits, wire and transfer switches and for any repair or damage caused by the Generator or by Tenant or any of its employees, agents, contractors or invitees, and the Generator shall be treated as if the Generator were part of Tenant's personal property located within the Premises. Without limiting the generality of the foregoing, all provisions of this Lease with respect to Tenant's alterations and Tenant's obligations to comply with laws and insurance requirements, maintaining insurance, indemnifying Landlord and performing repairs and maintenance shall apply to Tenant's installation, use and maintenance of the Generator. Tenant shall maintain the Generator in good order and repair and Tenant, its employees, agents and contractors shall have access to the Farm for the purposes of installation, maintenance and repair of Tenant's Generator at reasonable times, which times (except in the case of emergency) shall be arranged in advance with Landlord. Landlord or its representatives may accompany Tenant whenever Tenant, its employees, agents or contractors enter the Farm. Notwithstanding the foregoing to the contrary, Tenant's right to install, operate and maintain the Generator shall be subject to (i) Landlord's construction of such Farm and (ii) Tenant obtaining all necessary governmental permits and approvals required for the installation and operation of the Generator, including, without limitation, all federal, state and local permits and approvals, which permits and approvals shall remain in effect at all times that the Generator is located in the Farm. Landlord shall have the right to, or to require Tenant to, move the Generator to another location designated by Landlord or to cease the operation of the Generator by Landlord and to remove same if the Generator shall be in violation of applicable law or shall interfere with the use and operation of other facilities. Tenant acknowledges that any testing of the Generator shall only take place after normal business hours of the Building.

      63. Satellite Dish. Subject to all applicable federal, state and local laws, and as well as the rules of any governmental or quasi-governmental agency or authority, Tenant shall have the non-exclusive right, at its sole cost and expense, to install, service, maintain and replace during the term of the Lease one (1) eighteen inch (18") satellite dish (the "Antenna") for their use and not for use by any other party. Said antenna must be located on a setback of the Building (to be determined by Landlord) and not on the roof of the Building. Prior to any such installation, Tenant shall deliver to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed, a set of scaled and dimensioned plans and specifications for the Antenna, which shall include, without limitation, the location of the Antenna, the floor and power load requirements of the Antenna, and the location and kind of electrical or other services to and from the Antenna and detailed specifications of the means of attaching the Antenna. In installing the Antenna, Tenant shall not be permitted to penetrate the setback, but shall be permitted to anchor the Antenna to the setback using concrete blocks or other weights, subject to the setback load requirements. Wiring for the Antenna shall be through existing sleeve installed in the Building by Landlord (if any). In the event there are no sleeves, Tenant shall install same, at its own cost and expense. Tenant agrees that the Antenna shall not be suffered or permitted to materially interfere with the use and operation of other facilities or equipment now or hereafter located on or in the Building and Landlord shall not be liable for interference with the use and operation of the Antenna by reason of the existence and operation of other satellite antennae or antennae or related equipment on or in the Building. Tenant shall complete the installation of the Antenna in accordance with the plans and specifications therefor approved by Landlord. The area in which Tenant installs the Antenna shall be treated for all purposes of this Lease relating to Tenant's obligations and liabilities as if the same were part of the Premises (except that Tenant shall not be required to pay rent therefor). Tenant shall be responsible for the cost of the installation, service, repair, replacement and maintenance of the Antennae and related equipment and cabling and for any repair or damage caused by the Antenna or by Tenant or any of its employees, agents, contractors or invitees, and the Antenna shall be treated as if the Antenna were part of Tenant's personal property located within the Premises. Without limiting the generality of the foregoing, all provisions of this Lease with respect to Tenant's alterations and Tenant's obligations to comply with laws and insurance requirements, maintaining insurance, indemnifying Landlord and performing repairs and maintenance shall apply to Tenant's installation, use and maintenance of the Antenna. Upon termination of this Lease, Tenant shall, at its own cost and expense, remove the Antenna and related equipment and cabling and repair any damage caused thereby. All electricity used in connection with the Antenna shall be metered, for which Tenant shall install and pay for the necessary meters and for the cost of electricity consumed. Tenant shall maintain the Antennae in good order and repair and Tenant, its employees, agents and contractors shall have access to the setback for the purposes of installation, maintenance and repair of Tenant's Antenna at reasonable times, which times (except in the case of emergency) shall be arranged in advance with Landlord. Landlord or its representatives may accompany Tenant whenever Tenant, its employees, agents or contractors enter on the setback of the Building. Notwithstanding the foregoing to the contrary, Tenant's right to install, operate and maintain the Antenna shall be subject to Tenant obtaining all necessary governmental permits and approvals required for the installation and operation of the Antenna, including, without limitation, all federal, state and local permits and approvals, which permits and approvals shall remain in effect at all times that the Antenna is located on the setback of the Premises. Landlord shall have the right to, or to require Tenant to, move the Antennae to another location designated by Landlord or to cease the operation of the Antennae by Landlord and to remove same if the Antennae shall be in violation of applicable law or shall interfere with the use and operation of other facilities or equipment now or hereafter located at or within the Building, without liability to Tenant therefor.

      64. Letter of Credit: Amending and/or supplementing the provisions of Articles 1.9, 3.1, 3.4 and 19.6 of the Lease:

            In lieu of the cash security deposited with Landlord upon the execution of this Lease, Tenant may at any time (provided Tenant is not in default under this Lease beyond any applicable notice and cure period) deliver to Landlord and shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable, self-renewing letter of credit, in the form that follows hereinafter, in the amount of $325,000.00 (such letter of credit is hereinafter referred to as a "Security Letter" or "Letter of Credit"). The Security Letter shall issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in either the (i) City and State of New York or (ii) the City of Newark and State of New Jersey. The letter of credit shall: (i) be clean, irrevocable, unconditional and non-negotiable, except by Landlord; (ii) be for an initial term of not less than one (1) year; (iii) provide that Landlord shall be entitled to draw upon the letter of credit upon presentation of a sight draft; and (iv) provide that the letter of credit shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year, each year during the term of this Lease, and for a ninety (90) day period thereafter unless the bank shall notify Landlord and Landlord's attorneys by registered mail, return receipt requested, not less than thirty (30) days preceding the then expiration date of the letter of credit, that the bank elects not to renew such letter of credit, in which event Landlord shall have the right, by sight draft presented to the bank, to receive the monies represented by the then existing letter of credit and to hold and apply such proceeds in accordance with the provisions hereof. In the event that Landlord uses, applies or retains any portion of the proceeds of the letter of credit, Tenant shall forthwith restore the amount so applied or retained in cash or by good certified check so that, at all times (except as otherwise provided for in this Lease), subject to the provisions herein set forth, the amount of the letter or credit or cash security, as the case may be, shall be $325,000.00, or such other amount as provided for hereinafter.

      In the event Tenant defaults in the respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and cure periods, including but not limited to, the payment of annual Base Rent, Additional Rent and any Tenant surcharges, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Annual Base Rent, Additional Rent or Tenant surcharges or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purposes and to the extent provided herein, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank accompanied by the signed memorandum of Landlord indicating in substance the basis for Landlord's charge against the security. A copy of such memorandum shall be simultaneously furnished to Tenant; provided, however, that such memorandum as so presented shall be absolutely binding and unconditional on said issuing bank. Landlord's right to draw down under said Security Letter shall, upon such presentation, also be absolute as against Tenant, provided Tenant has defaulted in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and cure periods.

      In the event that Tenant defaults, after notice and the opportunity to cure as provided for in the Lease, in the respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security represented by the cash security deposit or the Security Letter but does not terminate this Lease as provided herein, Landlord may in addition to exercising its rights as provided herein, retain the un-applied and unused balance of the principal amount of the cash security deposit or the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions and conditions of this Lease and may use, apply or retain the whole or any part of said balance to the extent required for payment of annual Base Rent, Additional Rent or Tenant surcharges, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect to any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall not only forthwith restore the amount so applied or retained so that at all times the amount deposited shall not be less than the security required by the first paragraph hereof or such adjusted amount as may be set forth hereinafter, but shall also immediately deposit with Landlord one (1) additional month of security based upon the monthly installment of Base Rent then payable to Landlord.

      Except as otherwise provided for herein, provided Tenant shall not be in default beyond applicable notice and cure periods, the security shall be promptly returned to Tenant (along with any interest accrued on any cash portion thereof) after the Lease Expiration Date and upon delivery of entire possession of the Premises to Landlord as required under the Lease. In the event of an assignment of the Lease or other transfer by Landlord, Landlord shall have the right to transfer any interest it may have in the security to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, provided such assignee assumes any responsibilities of Landlord with respect to such security, and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

      If at any time the issuer bank shall fail to honor the sight draft of Landlord (or its successor-in-interest) on demand, or the issuer fails to remain a member of the New York Clearing House Association or its assets shall become less that $500 million, Landlord may demand of Tenant that Tenant replace such letter of credit with its cash equivalent or with a letter of credit from a commercial bank reasonably acceptable to Landlord, at Landlord's option, and Tenant shall replace same within ten (10) business days thereafter.

      Time is of the essence with respect to all the dates and time period herein within which Tenant and any issuer of a letter of credit may pay and/or perform. In the event Landlord improperly draws on the Letter of Credit, then upon it being determined that such draw down was improper, Landlord shall immediately pay Tenant the amount improperly drawn.

      Notwithstanding anything to the contrary contained in this Lease, and provided that (a) this Lease is in full force and effect and Tenant shall not have been in monetary or material nonmonetary default of this Lease (beyond the expiration of any applicable notice and cure period) and (b) Tenant shall have made all payments of Base Rent and Additional Rent payable under the Lease in a timely manner, then Tenant may provide to Landlord (and Landlord shall promptly thereafter execute and deliver to Tenant, if necessary) such instruments and authorizations as may be reasonably required by the issuer of the Security Letter to reduce the face amount thereof by $125,000.00 to $200,000.00 as of the third (3rd) anniversary of Commencement Date #2.

      Notwithstanding anything to the contrary contained in this Lease, and provided that (a) this Lease is in full force and effect and Tenant shall not have been in monetary or material nonmonetary default of this Lease (beyond the expiration of any applicable notice and cure period) and (b) Tenant shall have made all payments of Base Rent and Additional Rent payable under the Lease in a timely manner, then Tenant may provide to Landlord (and Landlord shall promptly thereafter execute and deliver to Tenant, if necessary) such instruments and authorizations, as may be reasonably required by the issuer of the Security Letter to reduce the face amount thereof (assuming the amount thereof has already been reduced as provided for in the preceding paragraph) by an additional $100,000.00 to $100,000.00 as of the fifth (5th) anniversary of Commencement Date #2.

      For purposes of this Article 64, payments of Base Rent shall not be deemed to have been made in a timely manner if such payments are made more than ten
(10) days after such payments become due and payable more than twice in any twelve (12) month period.

                        FORM OF LETTER OF CREDIT REQUIRED
                        (See Exhibit "H" annexed hereto)

      65. Other Definitions.

            A. "Premises #1" shall mean the portion of the Premises which is to be used as laboratory space, as more clearly described in Exhibit A attached hereto.

            B. "Premises #2" shall mean the portion of the Premises which is to be used as general and administrative offices, as more clearly described in Exhibit A attached hereto.

            C. "Demised Premises" and "Premises" shall mean Premises #1 and Premises #2, collectively.

      Special Provisions. The special provisions attached hereto as Exhibit "D" and incorporated herein by reference, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

SIGNED, SEALED AND DELIVERED as of the date first above written.

WITNESSES:                           TENANT:

________________________________     BROADVIEW NETWORKS HOLDINGS, INC.

Print name:                          By:  /s/ Scott Matukas
                                        --------------------------------

                                     Title: VP-Admin
                                        --------------------------------

Tenant's Employer Identification Number: 11-3310798

Date Executed: 3/16/00

      By the execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

WITNESSES:                          LANDLORD:

________________________________    744 ELROY INVESTORS LLC
Print name:
                                    By: 744 Broad Investors LLC, Managing Member

                                    By: /s/ Peter J. Marsh, Managing Member
                                       ------------------------------------
                                       Peter J. Marsh, Managing Member

Date Executed: 3/17/00

                                   EXHIBIT "A"

                                   FLOOR PLAN

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT "A"

                                                                  Hillier [LOGO]
                                                                744 Broad Street
                                                                 10TH Floor Plan

                                                      (SHADED AREA IS "PREMISES)

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT "A"

                                                                  Hillier [LOGO]
                                                                744 Broad Street
                                                                 10TH Floor Plan

                                   EXHIBIT "B"

                           Memorandum Confirming Term

      THIS MEMORANDUM ("Memorandum") is made as of __________,2000 between 744 Elroy Investors LLC ("Landlord") and BROADVIEW NETWORKS HOLDINGS, INC. , a New Jersey __________ ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of March 1, 2000 (the "Lease") for the Premises located at the 10th Floor, 744 Broad Street, Newark, New Jersey 07102 (the "Premises"), and more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

      1.    Landlord and Tenant hereby confirm that:

            (a)   Commencement Date #1 of the Lease Term is __________, 2000;

            (b)   Commencement Date #2 of the Lease Term is ___________, 2000;

            (c)   The expiration date of the Lease Term is _________________;
                  and

            (d) The date Base Rent for Premises #1 commences under the Lease is ______, 2000.

            (e) The date Base Rent for Premises #2 commences under the Lease is _________ 1, 2000.

      2. Tenant hereby confirms that:

            (a) All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

            (b) All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

            (c) Tenant has accepted and is in full and complete possession of the Premises.

      3. This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                  TENANT:

744 ELROY INVESTORS LLC                    BROADVIEW NETWORKS HOLDINGS, INC

By:    744 Broad Investors LLC,            By: ______________________________
       Managing Member

                                               Title:________________________

       By: _______________________________
           Peter J. Marsh, Managing Member

                                   EXHIBIT "C"

                         Attached to and made part of a
                      Lease Agreement dated: March 15, 2000

Landlord: 744 ELROY INVESTORS LLC

Tenant:   BROADVIEW NETWORKS HOLDINGS, INC.

      The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Project, the Common Facilities associated therewith, if any, the land situated beneath the Building and the appurtenances thereto:

      1. No sign, door plaque, directory strip, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees in or on any part of the outside or inside of the Premises, Building, Project or Common Facilities without the prior written consent of Landlord and then only of such color, size, character, style and material, and in such places as shall be approved and designated by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Signs on entrance doors to the Premises and directories shall be placed thereon by a contractor designated by Landlord and shall be paid for by Tenant. Tenant shall be entitled to its proportionate share of listings on the directory in the lobby of the Building.

      2. Landlord will furnish Tenant with two (2) keys to the entrance doors of the Premises, and Tenant will furnish Landlord with keys or other methodology to all additional locks or bolts placed on the entrance doors to the Premises. Landlord may at all times keep a pass key to the Premises.

      3. Tenant, its officers, agents, agents, servants, employees, patrons, licensees, customers. contractors, visitors, or invitees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, corridors, hallways or stairways of the Building, Project or Common Facilities or place, empty or throw away rubbish, litter, trash or material of any nature in such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

      4. Glass panel doors that reflect or admit into the passageways, or into any place in the Building outside of the Premises, shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect and/or place solar reflective film, drapes, curtains, blinds, shades, screens, furniture, fixtures, shelving, display cases, tables, lights, signs or advertising devices in front of, or in the proximity of any interior or exterior windows, glass panels or glass doors that provide a view into the interior of the Premises, unless same shall have first been approved in writing by Landlord.

      5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials which requires the use of elevators or stairways, or movement of materials through the Building entrances or lobby shall be restricted to such hours as Landlord shall reasonably designate. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, and act in connection with such service performed for Tenant.

      6. Tenant is cautioned in purchasing furniture and equipment that the size is limited to such as can be placed in the elevator and will pass through the doors to the Premises. Large pieces should be made in parts and set up in the Premises. Landlord reserves the right to refuse to allow to be placed in the Building, any furniture or equipment of any description which does not comply with the above conditions. Landlord shall have the power to reasonably prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices reasonably approved by Landlord. All damages done to the Building by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

      7. There shall not be used in any space, or in the Common Facilities of the Building, either by Tenant, or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except with rubber tires and side guards.

      8. All contractors and/or technicians performing work for Tenant within the Premises, Building, Project, or Common Facilities, shall be referred to Landlord for reasonable approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Premises, Building, Project or Common Facilities. None of this work shall be done by Tenant without Landlord's prior written approval. Should Tenant require telegraphic, telephone, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power of heating without Landlord's prior written permission.

      9. Except as otherwise provided in this Lease, Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Premises; or mark, paint or cut into, drive nails or screw into, nor in any way deface any part of the Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the reasonable approval and under the direction of Landlord.

      10. All doors leading to the Premises from any corridors, passage or hallway shall be kept closed at all times, except when someone is actually entering or leaving the Premises.

      11. Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; any damage resulting from failure to do so shall be paid by Tenant.

      12. Tenant, its officers, agents, servants or employees shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

      13. Tenant, its officers, agents, servants or employees shall not permit any equipment or device within the Premises which will impair radio or television broadcasting or reception from or in the Building, Project or Common Facilities.

      14. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, contractors, visitors or invitees shall not bring into the Premises, Project or Common Facilities or keep on the Premises any fish, fowl, reptile, insect or animal of any kind whatsoever without the prior written consent of Landlord.

      15. Tenant, its officers, agents, servants or employees shall not use the Premises, Building, Project or Common Facilities for housing, lodging or sleeping purposes or (except as otherwise provided in this Lease), for the cooking or preparation of food without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be permitted to use a refrigerator and microwave oven in its employee kitchen area.

      16. Except as otherwise permitted herein, Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus (excluding Tenant's telecommunications equipment) or other machinery of any kind, or carry on any mechanical operation (excluding Tenant's telecommunications equipment), or bring into the Premises, Building, Project or Common Facilities any inflammable, combustible or explosive fluid, chemical, material or substance or Hazardous Material (except for household and office cleaning supplies) without the prior written consent of Landlord.

      17. No space in the Building, Project or Common Facilities shall, without the prior written consent of Landlord, be used for manufacturing, public sales, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or auction.

      18. The requirements of Tenant will be attended to only upon application at the office of Landlord. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

      19. Plumbing, fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags, Hazardous Material, or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or Tenant's agents, employees or invitees, shall be paid by Tenant, and Landlord shall not in any case be responsible therefore.

      20. Tenant shall not permit the Premises to be used as a barber, beauty manicure shop or employment bureau nor shall Tenant engage or pay any employee from the Premises, except those employees actually working for Tenant on the Premises, nor shall Tenant advertise for laborers giving an address of the Premises, Building, Project or Common Facilities without the prior written consent of Landlord.

      21. Tenant shall keep the Premises neat and clean. Tenant shall not employ any person for the purposes of such cleaning other than the cleaning and maintenance personnel approved by Landlord.

      22. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building, or Project, excepting Tenant's own Premises, for disposal.

      23. Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

      24. Tenant shall not lay linoleum or other similar floor covering within the Premises, without the prior written consent of Landlord.

      25. Canvassing, soliciting and peddling in the Building, Project and Common Facilities is prohibited and Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to Landlord.

      26. Tenant, its officers, agents, employees, servants, patrons, customers, contractors, licensees, invitees and visitors shall not solicit business nor distribute handbills or other advertising matter in the Building, Project or Common Facilities.

      27. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, Building or Project, regardless of how or when such loss occurs.

      28. No vending machine of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

      29. Neither Tenant, nor any officer, agent, employee, servant, patron, customer, contractor, visitor, licensee or invitee of Tenant, shall go upon the roof of the Building, without the written consent of the Landlord.

      30. Tenant shall not install any antenna or aerial wires, radio or television equipment, or any other type of equipment, outside of the Building, without Landlord's prior written consent and upon such terms and conditions as may be specified by Landlord in each and every instance.

      31. Tenant shall not depict the Building in an offensive manner, use the name of the Building or Project for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or Project, or use the Building or Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without prior express written consent of Landlord in each and every instance, which shall not be unreasonably withheld, delayed or conditioned.

      32. Landlord reserves the right to close the Building to the public at 6:00 p.m., Monday through Friday, and at 1:00 p.m. on Saturday, subject however, to Tenant's rights to access the Premises under the Lease, and to require that persons entering the Building identify themselves and establish their right to enter or to leave the Building.

      33. Access to the Building, or the halls, corridors, elevators or stairways to the Premises, may be refused from 1:00 p.m. Saturday to 8:00 am. Monday, on holidays declared by the Federal Government, whenever the Building is not open to the public and during Monday through Friday between the hours 6:00 p.m. and 8:00 am., unless the person seeking access has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude hereunder. Tenant's officers, agents, servants and employees shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Tenant shall be responsible for all persons for whom Tenant requests such permission, and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building, Project or Common Facilities at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interest of the Building or Project or its tenants may be denied access to the Building, Project or Common Facilities or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building, Project or Common Facilities during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenants, and protection of property in the Building, Project and Common Facilities. Landlord may require any person leaving the Building with any package or other object from the Premises to exhibit a pass from Tenant, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises, the Building, the Project or the Common Facilities under the provisions of this rule.

      34. Smoking is prohibited in all areas of the Building except where expressly permitted by Landlord (if any such area is permitted). Landlord reserves the right to relocate or eliminate any such areas where smoking is permitted, at any time.

      35. Any additional services not required under the Lease to be performed by Landlord, which Tenant requests Landlord to perform and which are performed by Landlord, shall be billed to Tenant at Landlord's reasonable cost plus ten percent (10%).

      36. Tenant shall not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of any applicable law.

      37. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators or out of the doors or windows or stairway of the Building.

      38. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be deemed appropriate for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                   EXHIBIT "D"

                          Attached to and made part of

                      Lease Agreement dated: March 15, 2000

Landlord:    744 ELROY INVESTORS LLC

Tenant:      BROADVIEW NETWORKS HOLDINGS, INC.

                               SPECIAL PROVISIONS

            Landlord agrees that on or before July 31, 2000 it shall install additional 4 inch (4") conduits into the basement of the Building. At such time, Tenant will be granted the right to install its cabling within such conduit(s) ("Cabling") in return for (i) a payment by Tenant to Landlord of $7,500.00 per conduit, not to exceed two (2) conduits, provided Landlord shall bring the conduit to a telephone closet on the tenth (10th) floor and (ii) Tenant paying Landlord, as Additional Rent, a monthly fee of $200.00 per conduit throughout the term of this Lease and any extension thereof.

                                   EXHIBIT "E"

                              WORK LETTER AGREEMENT

                          Attached to and made part of
                      Lease Agreement dated: March 15, 2000

Landlord:    744 ELROY INVESTORS LLC

Tenant:      BROADVIEW NETWORKS HOLDINGS, INC.


Tenant accepts the Premises in "as is" condition, except Landlord shall perform the following work ("Landlord's Work"):

      (i) At such time as the electricity capacity of the Building is upgraded by the local provider, Landlord shall deliver to a location within the Premises (to be determined by Landlord) the main switch panel in the basement of the Building six hundred (600) amps of power for the Premises (the "Required Amps"). Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay Landlord the sum of $13,333.32 to partially reimburse Landlord for the cost of the required Amps. In accordance the terms and provisions of this Lease, Tenant, at it's sole cost and expense, shall be responsible for (i) wiring and distributing the electrical capacity throughout the Premises and (ii) having the local utility install a direct meter and ancillary equipment to measure the electrical consumption. Notwithstanding anything to the contrary contained in the foregoing, Landlord shall provide six hundred (600) amps of power to the Premises #1 by July 15, 2000 on a temporary basis until the Building's capacity upgrade is completed.

      (ii)  Abate any asbestos in Premises #1 in accordance with applicable law.

      (iii) Deliver Premises #1 broom clean and vacant, with Premises #1 demised from the remainder of the Premises. Tenant agrees that it shall provide Landlord with a design as to where the wall shall be demised no later than March 20, 2000.

      (iv)  Abate any asbestos in Premises #2 in accordance with applicable law.

      (v) Demise the Premises from the remainder of the tenth (10th) floor, unless Tenant exercises it's rights under the first paragraph of
            Article 61 of the Lease.

      Tenant and Landlord are executing simultaneously herewith a Lease (the "Lease") covering the space referred to above as more particularly described in the Lease (the "Premises").

      To induce Tenant to enter into the Lease and in consideration of the mutual covenants in the Lease and this Agreement, Landlord and Tenant mutually agree as follows

      1. Tenant shall furnish Landlord with a space design plan ("Design Plan") approved by Tenant no later than March 20, 2000 (the "Approval Date"). Based upon the Design Plan and meetings with Landlord and Landlord's architect, Landlord's architect will furnish Tenant (for Tenant's reasonable approval and/or reasonable reasons for disapproval within five (5) business days of Tenant's receipt thereof), with architectural drawings and such other information as Landlord shall reasonably require ("Tenant Drawings"). The Tenant Drawings shall be used by Landlord's architect to prepare all engineering drawings (including drawings for electrical, mechanical, plumbing, and fire protection systems), plans, specifications, and other materials (collectively, "Working Drawings") necessary for construction of tenant improvements ("Tenant Improvements") required by Tenant for the Premises and for the preparation of all permit applications and construction documents relating to the Tenant Improvements. If Tenant approves of the Design Plan on or before the Approval Date, Tenant Drawings shall be furnished by

Landlord or it's representatives to Tenant within fifteen (15) business days of the Approval Date. Within five (5) business days of Tenant's receipt of the Tenant Drawings, Tenant must provide Landlord or it's architect Tenant's reasonable approval and/or reasonable reasons for disapproval thereof. Within ten (10) business days of Tenant's approval of the Tenant Drawings, Landlord shall provide Tenant, for Tenant's immediate and reasonable approval/disapproval, electrical and lighting plans ("Electrical Plans"). The Tenant Drawings initially shall include the information in the following paragraphs (a) through (c). The information in paragraphs (d) through (j) shall be submitted to Landlord by Tenant no later than ten (10) days of Tenant's approval of the Electrical Plans, but in no event later than April 4, 2000).

      a. Space utilization study and sufficient detail to prepare Working Drawings.

      b. Special loading requirements for heavy items such as the location of special file cabinets and special equipment.

      c.    Openings in the walls.

      d.    Special electrical, air conditioning, or plumbing work.

      e. Location and dimensions of telephone equipment rooms and telephone, data and electrical outlets.

      f.    Locations and types of partitions, including doors and hardware.

      g.    Special cabinet work or other millwork items.

      h.    Variations to standard ceiling heights.

      i.    Color of painted areas.

      j.    Selection of floor coverings or any special wall coverings.

Note: Items "d" and "g", "special wall coverings" referred to in item "j" and above standard floor coverings are not items considered to be included in the Improvement Allowance (as defined hereafter) or the Landlord Work Letter Description (as annexed hereto as Exhibit E-1).

      1.1 The failure of Tenant or Tenant's Architect to respond within the time periods referred to above shall be deemed to be approval of the Tenant Drawings and Working Drawings, as the case may be. In the event either Tenant or Tenant's Architect rejects the Working Drawings, Tenant's Architect shall advise Landlord of the reasons for rejection. The cost and expense of revising the Working Drawings shall be the responsibility of Tenant.

      1.2 Within ten (10) business days following Tenant's written approval of the Working Drawings, Landlord shall enter into a contract with the contractor for construction of the Tenant Improvements.

      1.3 Subject to the conditions appearing at the conclusion of this Article 1.3, Landlord agrees to provide Tenant an improvement allowance for Premises #1 of ONE HUNDRED SIXTY-FIVE THOUSAND EIGHT HUNDRED THIRTY DOLLARS ($165,830.00) ("Premises #1 Improvement Allowance") [4,738 square feet x $35.00 per square foot] to be applied against any hard costs and expenses incurred or expended for the completion of any Tenant Work relating to Premises #1.

            The Premises #1 Improvement Allowance shall be paid by Landlord directly to Tenant's contractor within forty-five (45) days of presentation to Landlord of (i) invoices for the work performed; (ii) a letter signed by an authorized officer of the Tenant stating that the work has been performed correctly and that the amount billed is as provided for in the Tenant's construction contract with the contractor submitting the bill; (iii) certification by Landlord's or Tenant's architect, at Landlord's option, that said work has been completed in accordance with the plans approved by Landlord and all contracts between Tenant and the contractors, (iv) a General Release or Lien Waiver signed by the Contractor(s) and subcontractor(s) of Tenant who have performed the work for which they are being compensated and (v) copies of any contract between Tenant and their contractor or subcontractor for which a distribution is requested. Landlord does not act as the guarantor of any work performed by any contractor employed by Tenant nor shall Landlord be responsible, either directly or indirectly, for any work performed by said contractor or subcontractor.

            Subject to the conditions appearing at the conclusion of this
Article 1.3, Landlord agrees to provide Tenant an office improvement allowance for Premises #2 of SIX HUNDRED TWO THOUSAND FOUR HUNDRED THIRTY DOLLARS ($602,430.00) ([20,081 square feet x $30.00 per square foot] (the "Office Improvement

Allowance") to be applied against any costs and expenses incurred or expended for construction of the buildout by Landlord of Premises #2 in accordance with the Exhibit E-1 specifications (the "Tenant Improvements"). Such costs and expenses ("Tenant Improvement Costs") shall be deemed to include payment of Landlord's architectural, engineering and design fees incurred on behalf of Tenant for Premises #2, as well as project management fees to Landlord's managing agent and all filing and permit fees. Landlord represents that, provided the work requested of Landlord by Tenant does not exceed in any manner that described to be delivered to Tenant pursuant to the provisions of Exhibit E-1, the Tenant Improvement Costs shall not exceed the Office Improvement Allowance. Tenant acknowledges and agrees that Tenant shall be solely responsible for any architectural, engineering and design fees incurred on behalf of Tenant to (i) Landlord's architects or engineers relative to Premises #1 and (ii) Tenant's own architects or engineers relative to Premises #1 and Premises #2.

            Landlord represents that it shall inform Tenant, within ten (10) business days of the approval by both parties of the Working Drawings, whether or not the buildout of the Tenant Improvements for Premises #2 pursuant to the Working Drawings results in the Tenant Improvement Costs exceeding the Office Improvement Allowance (the "Additional Tenant Cost Notice"). If due to the requests of Tenant the Improvement Costs do in fact exceed the Office Improvement Allowance, Tenant shall within five (5) business days of Tenant's receipt of the Additional Tenant Cost Notice, provide Landlord or it's architect Tenant's reasonable approval of said additional costs and/or any reasonable reasons for disapproval thereof. The failure of Tenant or Tenant's Architect to respond within the foregoing time period shall be deemed to be approval of the additional costs for which Tenant shall be responsible.

      2. When Landlord is of the opinion that the Tenant Improvements are substantially complete, then Landlord shall notify Tenant. Tenant agrees that upon such notification, Tenant will promptly (and not later than five (5) business days after the date of Landlord's notice) inspect the Premises and, if applicable, furnish to Landlord a written statement that the Tenant Improvements are substantially completed as required by the provisions of this Lease, with the exception of certain specified and enumerated items, if any ("Punch List"), of which Landlord must complete such Punch List items within thirty (30) days. Tenant agrees that at the request of Landlord from time-to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items. "Substantial Completion" or "Substantially Complete" shall mean all work of Landlord has been performed, however, if the Punch List or any revised Punch List consists only of items, the non-completion of which would not materially impair Tenant's occupancy of the Premises, then, in such event, the Premises shall also be deemed to be substantially complete, and Tenant will acknowledge in writing that the Premises are substantially complete and accept possession of the Premises. Tenant's acknowledgment or acceptance of the Premises shall not relieve Landlord of its obligations to complete all Punch List items. If the Punch List or any revised Punch List consists only of items, the non-completion of which would not materially impair Tenant's occupancy of the Premises (e.g. the Additional Premises shall be ready for the use and occupancy of Tenant and the operation of Tenant's business, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustments or decorations remain to be performed; provided, however, the non-completion of said items shall not materially interfere with Tenant's use and occupancy of the Premises and operation of Tenant's business). In such event, the Premises shall be deemed to be substantially complete ("Substantially Complete" or "Substantial Completion"), and Tenant will acknowledge in writing that the Premises are Substantially Complete and accept possession of the Premises.

            Notwithstanding anything to the contrary contained in the this Exhibit "E", in the event, subsequent to Tenant's inspection of the Premises, Tenant is not reasonably satisfied that the Premises have been Substantially Completed (with the exception of any Punch List Items), Tenant's architect shall certify same in writing to Landlord ("Tenant's Noncompletion Notice") within three (3) business days of the inspection. Within seven (7) Business Days of Landlord's receipt of Tenant's Noncompletion Notice, Landlord shall either (i) cause the contractor to commence to remedy those items specified by Tenant in Tenant's Noncompletion Notice or (ii) object to Tenant in writing, specifying the reason(s) Landlord objects to Tenant's Noncompletion Notice. If Landlord objects to Tenant's Noncompletion Notice, Landlord and Tenant shall meet within five (5) Business Days thereafter in an attempt to resolve the outstanding items within Tenant's Noncompletion Notice, and if Landlord and Tenant cannot agree on the Substantial Completion Date at such meeting, the Substantial Completion Date shall be decided by arbitration before the American Arbitration Association.

      3. Tenant shall have the right to inspect the Tenant Improvements from time-to-time upon reasonable prior written notice to Landlord, provided that Tenant (i) does not interfere with the progress of the Tenant Improvements and
(ii) is escorted to the construction area by a representative of Landlord. All procedures and requirements relating to extras, changes, and deletions in the Tenant Improvements, and the costs thereof, shall be governed by the terms of the construction contract document. No extras, changes, or deletions in the Tenant Improvements materially affecting any structural elements, windows, elevators, or HVAC, electrical, plumbing, or other systems serving portions of the Building, other than the Premises, or affecting the cost, scope, character, or design of the Tenant Improvements shall be permitted without the prior written consent of Landlord.

      4. If Tenant wishes Landlord to do any work in connection with the Premises other than the Tenant Improvements (such other work hereinafter is referred to as "Tenant's Extra Work"), the following terms, conditions, agreements, and procedures shall apply and control:

            a. Tenant, at its sole cost and expense, shall submit to Landlord, on or before the due date for submission of the plans for the Tenant Improvements or such other date as may be expressly provided herein, all necessary drawings, plan, and specifications for the proposed Tenant's Extra Work (such drawings, plans, and specifications hereinafter are referred to as "Tenant's Extra Work Plans"). Tenant's Extra Work Plans must be acceptable in all respects to Landlord, which acceptance Landlord may withhold in its sole discretion.

            b. Landlord will construct or cause to be constructed Tenant's Extra Work substantially in accordance with Tenant's Extra Work Plans provided that Tenant's Extra Work Plans have been accepted in writing by Landlord, and that Tenant has compiled with all provisions, terms, and conditions of this Work Letter.

            c. All of Tenant's Extra Work shall be done at Tenant's sole cost and expense, which shall include a fee to Landlord equal to ten percent (10%) of the total cost and expense for Landlord's overhead. Prior to commencing any of Tenant's Extra Work, Landlord shall submit to Tenant for Tenant's approval a written estimate of the cost of Tenant's Extra Work (hereinafter referred to as "Estimate"). Landlord may elect not to proceed with Tenant's Extra Work unless and until one estimate covering the same is approved in writing by Tenant and an approved copy is delivered to Landlord

            d. Prior to commencement of Tenant's Extra Work or any extra or change therein, Landlord may require Tenant to deposit with Landlord in escrow an amount sufficient to cover all costs of performing Tenant's Extra Work or any extra or change, including Landlord's ten percent (10%) fee for overhead.

            e. If Tenant desires any extras, changes, or deletions in Tenant's Extra Work at any time, Tenant in each instance shall follow the same procedure herein prescribed for the initiation, approval, and commencement of Tenant's Extra Work. Tenant hereby designates ___________________ and ___________________ [PLEASE PROVIDE NAME ASAP] as its only representatives to authorize any such extras, changes, or deletions.

            f. Tenant agrees to pay or reimburse Landlord for all architect costs and Landlord's general contractor's, subcontractor's, and general conditions' costs pertaining to Tenant's Extra Work. Within seven (7) days after being billed therefor, Tenant shall pay to Landlord or as Landlord otherwise directs, all such costs for Tenant's Extra Work. Landlord shall have, in connection with all such costs, all the rights and remedies that Landlord has under the Lease in connection with Rent that is due and payable by Tenant thereunder. All such costs shall be deemed Additional Rent due and payable under the Lease.

      5. Miscellaneous:

            a. The Tenant Improvements and Tenant's Extra Work, if any, shall be done by Landlord and/or its designers, contractors, and subcontractors, in accordance with the terms, conditions and provisions herein contained.

            b. Except as provided in the Lease, and as herein expressly set forth, Landlord has no agreement with Tenant and has no obligation to perform or provide any other work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions and provisions of the Lease and this Work Letter.

            c. Under no circumstances shall Tenant's obligation to pay Rent be delayed in whole or in part because of any delay or cost arising, from or incurred in connection with the Tenant's Extra Work or any extra, change or deletion requested or caused by Tenant or its agents or contractors at any time (i) to any of the Tenant Improvements or Tenant's Extra Work or
      (ii) in complying with the terms and conditions of this Work Letter or the Lease.

            d. Time is of the essence under this Agreement.

            e. The person signing this Work Letter on behalf of the Tenant has the express authority of Tenant to do so.

            f. This Work Letter shall not be deemed applicable to any additional office space added to the Premises at any time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether obtained pursuant to any options under the Lease or otherwise, unless expressly so provided in the Lease or a written amendment or supplement thereto.

            g. This Work letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      6. Notwithstanding anything to the contrary contained in this Exhibit E, Landlord will provide, at its own cost and expense, a central HVAC system for Premises #2 only (exclusive of ductwork and control wiring, which shall be provided by Landlord but included in the Improvement Allowance with regard to Tenant Improvements) and Landlord shall maintain and repair the HVAC system, except if caused by the wrongful acts, manner of use (as opposed to Tenant's permitted use), omissions or negligence of Tenant.

      7. Landlord shall, throughout the term of this Lease and at Landlord's sole cost and expense, comply with any current or future rules, codes or laws with regard to providing ADA handicap access to the Building, and shall provide at the time the Premises are delivered to Tenant that the entryway to same is ADA compliant.

      8. Landlord shall also provide to the tenth (10th) floor of the Building a ADA compliant unisex bathroom, and shall also renovate the elevator lobby and bathrooms on the tenth (10th) floor in accordance with Building standard.

                                LANDLORD:   744 ELROY INVESTORS LLC

                                       By: 744 Broad Investors LLC, its Managing
                                           Member

                                              By: /s/ Peter J. Marsh
                                                  -----------------------------
                                                  Peter J. Marsh
                                                  Managing Member

                               TENANT:    BROADVIEW NETWORKS HOLDINGS, INC.
By: _______________________               By: /s/ Scott Matukas
                                             -------------------------------

Its: ______________________               Its: VP-Admin
                                             -------------------------------

                                  EXHIBIT "E-1"

                        LANDLORD WORK LETTER DESCRIPTION

                          Attached to and made part of
                      Lease Agreement dated: March 15, 2000

Landlord:    744 ELROY INVESTORS LLC

Tenant:      BROADVIEW NETWORKS HOLDINGS, INC.

GENERAL CONSTRUCTION

      Floors

      1. Removal of existing flooring and prepare the slab to receive new floor finishes.

      2. Furnish and install building standard loop carpeting (Bigelow Basics) glued down to existing slab with 4" straight vinyl base in tenant's choice of color, selected by tenant from Bigelow Basic sample book.

      3. Furnish and install building standard vinyl composition tile (VCT) in lieu of carpet with building standard 4" vinyl cove base in areas designated by the tenant in not more than 5% of the area of the demised premises.

      Ceilings

      1. Furnish and install 2'-0" by 2'-0" tegular edge (recessed edge) tile with exposed 7/8" wide white tees.

      2. All ceilings will be continuous to the exterior walls window, pockets will not provided.

      Partitions

      1.    Demising partitions will be provided by the landlord.

      2. Building standard partition within tenant spaces shall extend from the floor to 6" above the suspended ceiling and shall be framed with 2 1/2 by 25 gauge steel studs at 24" on center. One (1) layer of 5/8" gypsum wall- board (sheetrock) will be provided on each side and will be taped and triple coat spackled on the exposed side.

      3.    Exterior walls will be prepared for painting.

      4. Partitions terminating at the building exterior will meet either a window mullion or column. No partitions, which interfere with the operation of a window or obscure a window, will be permitted.

      5. No partitions, which will block access to radiator control valves, shall be permitted.

      6.    No curves will be provided in Building Standard partitions.

      7. Building Standard partitions will be provided at the rate of 1 linear foot (LF) of partitions per 15 rentable square feet (RSF).

      Doors and Frames

      1.    Multi tenant floors.

            -- Main corridor entrances will be single 3'-0 x 7' 0" x 1 3/4" solid core wood doors in a full height welded hollow metal frame. The frame will have a wood surround on the corridor side. There shall be a maximum of two (2) corridor entrance doors per tenant on multi-tenant floors.

      2.    Single tenant floors.

            -- Main entrance doors will be a pair of 3'-0' x 7' 0' x 1 3/4" solid core wood doors in full height welded hollow metal frame. The frame will have a wood surround on the corridor side in a building standard finish.

      3.    General

            a. Any existing doors that are re-used shall be considered a part of the tenant's door allowance and will be refinished to repair damage or match other interior finishes.

            b. Building Standard interior doors shall be 3-0' x 7-0" x 1 3/4" solid core wood doors in knock down hollow metal frames. Building standard interior doors shall be provided at the rate of one (1) per 30 LF of Building Standard partition.

      4.    Hardware

            a. Building Standard entry doors will be provided with the following.

                  1.    Lever handle lockset

                  2.    One and one-half (1 1/2) pair butt hinges

                  3.    Silencers

                  4. Closers will be provided on suite entry doors only. Building standard closer shall be a surface mounted closer (parallel arm or equal) mounted on the tenant side of the door. Closer shall be through bolted as required for labeled openings.

            b. Building Standard interior doors will be provided with the following.

                  1.    Lever handle lachset.

                  2.    One and one-half(1 1/2) pair butt hinges.

                  3.    Dome Stop

                  4.    Silencers

       c. Tenant, at its sole cost and expense, may install security devices such as card or proximity readers on the entry doors, subject to the landlord's approval. Tenant shall submit all devices for approval by the landlord prior to installation.

Window Treatments

Building standard horizontal off-white window blinds will be provided at all windows. No substitutions will be permitted.

Finishes

1. All partitions will be painted with one prime coat and one finish coat in colors selected by the tenant from the landlord's standard color chart. Paint will be Benjamin Moore or equal. All paint shall be latex flat. Twenty percent (20%) of the partitioning may be painted in an accent color on walls from corner to corner. Not striping will be provided.

2. Entrance door to tenant's space will be finished in the buildings standard color. Wood doors and frames located within the tenant's space will be painted with semi-gloss enamel paint, or in a clear finish at tenants' choice.

3. Radiator covers and window trim will be painted with semi-gloss enamel paint.

Electric

1. Electrical capacity will be provided at 6 watts connected load per rentable square foot at the floor electrical closet at 277/480 volts for the tenant.

2. Lighting shell consist of a 2' x 4', 18 cell 3" deep parabolic fluorescent lay in fixture with three (3) 32 watt energy efficient lamps and electronic ballast.

3. Emergency lighting will be provided by landlord within the demised premises in compliance with applicable codes.

4. Electrical receptacles shall be provided in building standard partitions as follows. Receptacles will not be provided in core walls or on columns.

      a.    120V 15A wall receptacle: 1 per every 150 RSF.

      b.    Dedicated 120V 20A wall receptacle: 1 per every 5,000 RSF.

      c.    GFI receptacle: 1 per every 16,000 RSF.

      d. One quadruplex electrical wall receptacle may be exchanged for two duplex outlets.

5.    Light switches shall be provided as follows.

      a.    One (1) switch per room.

      b. Open office areas shall be provided with switches so that one half (1/2) of the lights in an area greater than 500 SF may be shut off at one time.

6. Fire alarms devices shall be provided in compliance with applicable codes for office occupancies. Special fire alarm devices or systems for computer rooms, supplementary air conditioning systems, food service facilities, file rooms, or other non-typical office construction shall be provided by the tenant at tenant's sole cost and expense. Final connection of all fire alarm systems provided by tenants to the building fire alarm system shall be by the landlord's fire alarm contractor at tenant's expense.

Heating, Ventilation, and Air Conditioning

1.    Air Conditioning

      a. HVAC is provided to maintain year round comfort based on ASHRAE Comfort Chart. This is based on cooling 1.5 watts per square foot lighting and 2.5 watts per square foot power, one person for 100 square feet and the use of building standard internal shading devices.

      b. Zoning is provided to individual areas (areas are determined by tenant layout) by use of single duct bypass boxes. Allowances are: 1 per 1,080 square feet for perimeter zones and 1 per 1800 square feet for interior zones.

      c. Air distribution devices will be building standard diffusers and return air grills compatible with the building standard ceiling and shall be white to match the ceiling. No linear diffusers, air handling light fixtures, air boots, etc. will be provided.

2. Ventilation air (fresh air) will be provided at the rate of .2 CFM per square foot.

3.    Heating

      a. Heating is provided through perimeter cast iron radiators during regular business hours.

      b. Zoning is provided utilizing self contained thermostatic control valves at a minimum one (1) per two radiators.

Fire Protection

1. Recessed concealed sprinkler heads and necessary branch piping will be provided, at the rate of one (1) head per 150 RSF in compliance with applicable code requirements for an office occupancy. Sprinkler heads will be located at the center of ceiling tiles.

2.    Sprinkler heads will be in off-white standard factory finish.

3.    No deluge, pre-action, or high-density systems will be installed.

Telecommunications

1. Voice, high-speed data, and high speed Internet access will be available to every tenant space at tenant cost. Tenant will have the option of choosing any telephone carrier, Internet provider, data transmission carrier, etc., at the sole cost and expense of the tenant.

2. The building will provide redundant fiber optic vertical backbone containing the following.

      a. Twenty-four (24) Multimode and twelve (12) single Mode fibers per floor.

      b. T1 (ABAM) cable and voice grade copper (approximately 48 pairs per floor).

      c.    200 pair voice grade copper per floor.

      d. RG-11 riser grade coax cable to support DSS and land based broadcast video.

3. Telephone riser and IDF shall be provided by the landlord. IDF"s will contain blocks for termination of tenant cabling for high speed fiber, copper, an Internet provisioning. All connection of tenant telephone cabling to the building IDF shall be by landlord's contractor at the tenant's sole expense.

4. Tenant shall install its own telephone equipment wiring at tenant's sole cost and expense. Tenant telephone work shall be coordinated with the initial tenant installation; cost of repair, refinishing, etc., due to the actions of tenant's installation forces shall be repaired by landlord at tenant expense.

5.    Tenant may utilize plenum rated cable for voice and data cabling.

6. A telephone junction box and 3/4" conduit stub-up will be provided for tenant telephones at the rate of one (1) per every 200 RSF. One (1) dragline shall be provided for each stub-up; stubups will extend 6" above the finished ceiling.

7. The building riser will be supported by several voice/data carriers and services whose facilities will be co-located at the MDF (main distribution frame) room in the basement. Scheduled services available are: Qwest redundant OC-18 with expansion to OC-48+, Bell Atlantic sonnet ring, MCI/Worldcom services, and others.

Tenant Identification.

1. Landlord shall provide a building directory in the ground floor lobby. Tenant shall submit its building directory listing with its final plans. The quantity of listing will be determined by Landlord at Tenant's sole cost and expense.

2. Landlord shall provide initial listings at its sole cost and expense. Any changes or additional listings will be furnished and installed by Landlord at Tenant's sole cost and expense.

3. Landlord, at its sole cost and expense, shall furnish and install Tenant's identification on Tenant's front entry surround. The design of such identification shall conform to the Building Standard, and shall be approved by landlord.

4. In cases where a tenant had two corridor entry doors, one shall be designated as the principal entry only. Secondary doors shall have no identification whatsoever, except the room or suite number.

                                   EXHIBIT "F"

                             INTENTIONALLY DELETED

                                   EXHIBIT "G"
                             CLEANING SPECIFICATIONS

GENERAL CLEANING OFFICE AREAS - NIGHTLY - MONDAY THROUGH FRIDAY (LEGAL AND BUILDING SERVICE EMPLOYEES INTERNATIONAL UNION HOLIDAYS EXCLUDED)

Dust sweep composition flooring with specially treated cloths.

Carpet sweep carpeted areas four (4) nights each week, spot clean carpets once each week and vacuum once each week, moving light furniture other than desks, file cabinets, etc.

Remove waste paper and waste materials to designated area in the premises during evening hours using special junior carriages. Waste or rubbish bag shall be supplied to us by the Landlord.

Dust and wipe clean furniture, fixtures, desk equipment, telephones and windows sills with specially treated cloth, if accessible.

Dust baseboards, chair rails, trim, louvers, pictures, charts etc. within reach.

LAVATORIES - NIGHTLY

Sweep and wash flooring with approved germicidal detergent solution.

Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

Wash both sides of toilet seats, wash basin, bowls and urinals with approved germicidal detergent solution.

Dust partitions, tile walls, dispensers and receptacles.

Remove waste paper and refuse to a designated area in the premises, during evening hours, using special janitor carriages.

Fill toilet tissue dispensers.

Fill towel and soap dispensers in public and ADA bathrooms with supplies furnished by Landlord.

PUBLIC AREAS - PERIODIC CLEANING

Elevator, stairway, office and utility doors on each floor will be checked for general cleanliness, removing finger marks as necessary.

Remove finger marks from metal partitions and other similar surfaces as necessary.

HIGH DUSTING

Do high dusting every three (3) months which includes the following:

Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust exterior of light fixtures.

Dust overhead pipes, sprinklers, etc.

Dust window frames.


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LAVATORIES - PERIODIC CLEANING

Machine scrub flooring with approved germicidal detergent solution as necessary.

Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution once a month.

Dust exterior of lighting fixtures every three (3) months.

High dust once per month.

WINDOW CLEANING

1. Clean all perimeter office windows, both exterior and interior, two times a year weather permitting.

2. All window cleaning will be performed during the regular working hours of 7:00 a.m. to 3:30 p.m. Monday through Friday, excluding Saturdays and Sundays, and union holidays.

3. No exterior window washing will be done on days of rain, sleet, or snow but will be performed as soon as possible thereafter.

SCHEDULE OF CLEANING

Night Cleaning service shall be rendered five nights each week; Monday through Friday, except on Union and Legal Holidays.

EXTERMINATING SERVICE

Base Building exterminating services will be provided once a month for mice and roaches. Special services such as fogging etc., will be furnished upon request for an additional charge at prices to be mutually agreed upon in advance.


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